UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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BlueLinx Holdings Inc.
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BlueLinx Holdings Inc.
1950 Spectrum Circle, Suite 300
Marietta, Georgia 30067
April 20, 2021
Dear Stockholder:
I am pleased to invite you to the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of BlueLinx Holdings Inc. (“BlueLinx”). The meeting will be held at the Hyatt Regency Hotel, 2999 Windy Hill Road, Marietta, Georgia 30067, on Thursday, May 20, 2021, at 11:00 a.m. Eastern Time. The matters to be voted upon at the meeting are listed in the accompanying notice of the Annual Meeting and are described in more detail in the accompanying proxy statement and proxy card. Whether or not you plan to attend the Annual Meeting, in view of the continuing situation relating to the COVID-19 pandemic as well as the protocols that federal, state, and local governments are imposing or may impose in an effort to control the spread of this disease, we strongly encourage you to promptly complete, date, sign, and mail the enclosed proxy card in the envelope provided to ensure that your vote will be counted. If you attend the meeting, you will, of course, have the right to revoke the proxy and vote your shares in person.

On behalf of the Board of Directors, management, and associates of BlueLinx, I extend our appreciation for your continued support and look forward to meeting with you.

Very truly yours,
Mitchell B. Lewis
President and Chief Executive Officer

BlueLinx Holdings Inc.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of BlueLinx Holdings Inc. will be held at the Hyatt Regency Hotel, 2999 Windy Hill Road, Marietta, Georgia 30067, on Thursday, May 20, 2021, at 11:00 a.m. Eastern Time, for the following purposes:

1.to elect six directors to hold office until the 2022 annual meeting of stockholders, or until their successors are duly elected and qualified;

2.to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our current fiscal year ending January 1, 2022, which we refer to as “fiscal 2021”;

3.to approve the BlueLinx Holdings Inc. 2021 Long-Term Incentive Plan;

4.to hold an advisory, non-binding vote to approve the executive compensation described in this proxy statement; and

5.to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on March 25, 2021, will be entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.

The Board of Directors recommends voting FOR its nominees for director and FOR proposals 2 through 4.

Your vote is important. Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy card and return it promptly in the enclosed postage-paid reply envelope. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.

We intend to hold the Annual Meeting in person. However, we are continuing to monitor developments relating to the COVID-19 pandemic, and we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. For that reason, we reserve the right to reconsider the date, time, location, and/or means of convening the Annual Meeting, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on the date, time, location, and how to participate in the meeting will be issued by press release, posted on our website, and filed with the SEC as additional proxy material. As always, we encourage you to vote your shares prior to the Annual Meeting.

By Order of the Board of Directors, Shyam K. Reddy Chief Administrative Officer, General Counsel, and Corporate Secretary
April 20, 2021
Atlanta, Georgia

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 20, 2021
BlueLinx Holdings Inc. is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet.
You may access the following proxy materials as of the date they are first mailed to our stockholders by visiting www.proxyvote.com:
•Notice of 2021 Annual Meeting of Stockholders to be held on Thursday, May 20, 2021;
•Proxy Statement for 2021 Annual Meeting of Stockholders to be held on Thursday, May 20, 2021; and
•Annual Report on Form 10-K for the fiscal year ended January 2, 2021.

These proxy materials are available free of charge and will remain available through the conclusion of the 2021 Annual Meeting of Stockholders. In accordance with SEC rules, the proxy materials on the site are searchable, readable, and printable; and the site does not have “cookies” or other tracking devices that identify visitors.

The enclosed proxy is being solicited by the Board of Directors of BlueLinx Holdings Inc. (“BlueLinx,” “us,” “we,” “our,” or the “Company”) for the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) or any adjournment or postponement of the meeting, for the purposes set forth in the accompanying “Notice of Annual Meeting of Stockholders.” References in this proxy statement to 2021 or fiscal 2021 refer to our current fiscal year, ending January 1, 2022. References to 2020 or fiscal 2020 refer to the fiscal year ended January 2, 2021. References to 2019 or fiscal 2019 refer to the fiscal year ended December 28, 2019. References to 2018 or fiscal 2018 refer to the fiscal year ended December 29, 2018. All fiscal years presented comprise a 52-week year except for 2020 or fiscal 2020 which is comprised of a 53-week year.

Copies of this proxy statement, the accompanying proxy card, and the annual report will first be mailed to stockholders on or about April 20, 2021. The proxy statement and annual report are also available on the Investor Relations page of our website at www.BlueLinxCo.com, and at www.proxyvote.com.

Attending the Annual Meeting

The Annual Meeting will be held at the Hyatt Regency Hotel, 2999 Windy Hill Road, Marietta, Georgia 30067, on Thursday, May 20, 2021, at 11:00 a.m. Eastern Time. For directions to the meeting, please contact our Investor Relations department at (866) 671-5138. Holders of our common stock as of the close of business on March 25, 2021, will be entitled to attend and vote at the meeting.

We intend to hold the Annual Meeting in person. However, we are continuing to monitor developments relating to the COVID-19 pandemic, and we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. For that reason, we reserve the right to reconsider the date, time, location, and/or means of convening the Annual Meeting, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on the date, time, location, and how to participate in the meeting will be issued by press release, posted on our website, and filed with the SEC as additional proxy material. As always, we encourage you to vote your shares prior to the Annual Meeting.

i

BLUELINX HOLDINGS INC.
1950 Spectrum Circle, Suite 300
Marietta, Georgia 30067
770-953-7000
GENERAL INFORMATION

Why did I receive this proxy statement?

This proxy statement is furnished in connection with the solicitation of proxies on behalf of our Board of Directors (the “Board”) to be voted at the Annual Meeting of our stockholders to be held on May 20, 2021, and any adjournment or postponement thereof, for the purposes set forth in the accompanying “Notice of Annual Meeting of Stockholders.” The meeting will be held at the Hyatt Regency Hotel, 2999 Windy Hill Road, Marietta, Georgia 30067 on Thursday, May 20, 2021, at 11:00 a.m. Eastern Time. This proxy statement and accompanying proxy card are being first sent or given to our stockholders on or about April 20, 2021. Our Form 10-K for the fiscal year ended January 2, 2021, including the financial statements and a list of exhibits, accompanies this proxy statement, as part of our 2020 Annual Report.

We intend to hold the Annual Meeting in person. However, we are continuing to monitor developments relating to the COVID-19 pandemic, and we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. For that reason, we reserve the right to reconsider the date, time, location, and/or means of convening the Annual Meeting, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on the date, time, location, and how to participate in the meeting will be issued by press release, posted on our website, and filed with the SEC as additional proxy material. As always, we encourage you to vote your shares prior to the Annual Meeting.

Who is soliciting my vote?

Our Board is soliciting your vote at the 2021 Annual Meeting of Stockholders of BlueLinx Holdings Inc.

Who is entitled to vote?

Only our stockholders of record at the close of business on March 25, 2021, the “Record Date,” are entitled to receive notice of the meeting, attend the meeting, and vote the shares of our common stock that they held on that date at the meeting, or any adjournment or postponement thereof. Each outstanding share that you own as of the Record Date entitles you to cast one vote on each matter to be voted upon.
Who can attend the meeting?

Only stockholders of record as of the close of business on the Record Date, or their duly appointed proxies, may attend the meeting. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. If you are a stockholder of record, your name will appear on our stockholder list.
What will I vote on?

Four items:

•the election of six directors to our Board;

•the ratification of BDO USA, LLP as our independent registered public accounting firm for fiscal 2021;

•the approval of the Company’s 2021 Long-Term Incentive Plan; and

•a non-binding, advisory vote to approve the executive compensation described in this proxy statement.

Will there be any other items of business on the agenda?

We do not expect any other items of business at the meeting. Nonetheless, if an unforeseen matter is raised, your proxy will give discretionary authority to the persons named on the proxy to vote on any other matters that may be brought before the meeting. These persons will use their best judgment in voting your proxy.

How many votes must be present to conduct business at the meeting?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the Record Date will constitute a quorum, permitting business to be conducted at the meeting. As of the Record Date, we had 9,468,042 shares of common stock outstanding. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

How do I vote?

You may vote by completing and properly signing the accompanying proxy card and returning it to us. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares and complete and return that proxy in accordance with the instructions therein.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing either a notice of revocation, or a duly executed proxy bearing a later date, with our Corporate Secretary, at our principal executive offices: BlueLinx Holdings Inc., Attn: Corporate Secretary, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. The powers of the proxy holder(s) will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the recommendations of our Board of Directors?

Our Board recommends a vote FOR the election of the nominated slate of directors, FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal 2021, FOR the approval of the Company’s 2021 Long-Term Incentive Plan, and FOR the approval of the executive compensation described in this proxy statement.

What vote is required to approve each item?

Election of Directors. A nominee will be elected as a director if he or she receives a plurality of the votes cast at the meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. In other words, the six director nominees receiving the most votes will be elected. Broker non-votes and votes to “withhold authority” for all or some nominees will have no effect on the election of directors.
Ratification of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote is required to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal 2021. As a result, abstentions will have the effect of a vote “against” the proposal; however, broker non-votes will have no effect on this proposal. If our stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain BDO USA, LLP as our independent registered public accounting firm for fiscal 2021. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the fiscal year if it determines that such a change would be in our best interests and that of our stockholders.

Approval of the Company’s 2021 Long-Term Incentive Plan. Approval of the Company’s 2021 Long-Term Incentive Plan requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote. As a result, abstentions will have the effect of a vote “against” the proposal; however, broker non-votes will have no effect on this proposal.

Approval on a non-binding, advisory basis, of the compensation of the Company’s named executive officers. Adoption of the resolution approving, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section, compensation tables, and narrative discussion of this proxy statement, requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote. As a result, abstentions will have the effect of a vote “against” the proposal; however, broker non-votes will have no effect on this proposal.

What if I don’t vote for some or all of the matters listed on my proxy card?

If you are a registered stockholder and you return a signed proxy card without indicating your vote for some or all of the matters, your shares will be voted as follows for any matter you did not indicate a vote on:

•FOR the election of each of the director nominees to the Board listed on the proxy card;

•FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal 2021;

•FOR the approval of the Company’s 2021 Long-Term Incentive Plan; and

•FOR the approval, on an advisory, non-binding basis, of the executive compensation described in this proxy statement.

How will proxies be solicited?

Proxies will be solicited by mail. Proxies may also be solicited by our officers and regular employees personally or by telephone or facsimile, but such persons will not be specifically compensated for such services. Banks, brokers, nominees, and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of our common stock. We will pay the expense of preparing, assembling, printing, mailing, and soliciting proxies.

Is there electronic access to the proxy materials and annual report?

Yes. The materials will be available, as of the date they were first mailed to our stockholders, by visiting www.proxyvote.com. In addition, this proxy statement and our Annual Report on Form 10-K are available on the Investor Relations page of our website at www.BlueLinxCo.com.

ITEMS OF BUSINESS TO BE ACTED ON AT THE MEETING

PROPOSAL 1:
ELECTION OF DIRECTORS

Our Board is currently authorized to have a maximum of seven members. Our Board currently has seven members, each with terms expiring at the Annual Meeting. Our Board, based on the recommendation of our Nominating and Governance Committee and pursuant to our bylaws, nominated Karel K. Czanderna, Dominic DiNapoli, Kim S. Fennebresque, Mitchell B. Lewis, J. David Smith, and Carol B. Yancey, all current members of our Board, for re-election at the Annual Meeting. Alan H. Schumacher, a current member of our Board, has not been nominated for re-election at the Annual Meeting. Accordingly, we will have one vacancy on our Board following the Annual Meeting. The Nominating and Governance Committee and the Board will fill the vacancy with a suitable and qualified candidate, or the Board will take such action as is necessary to eliminate the vacancy. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the six nominees named in this proxy statement. On February 10, 2021, our Board appointed Ms. Carol B. Yancey as a director, effective February 15, 2021, with a term expiring at the Annual Meeting. Ms. Yancey was initially identified as a potential director by Mitchell B. Lewis, our Chief Executive Officer.

Each director elected will hold office until the next annual meeting of stockholders and the election of his or her successor. If you do not wish your shares of common stock to be voted for particular nominees, you may so indicate on the enclosed proxy card. The Board believes each nominee for director will be able to stand for election. In addition, each of the persons nominated for election have agreed to serve if elected. If, for any reason, any of the nominees become unavailable for election, the individuals named in the enclosed proxy card may exercise their discretion to vote for any substitutes proposed by the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

Our Board unanimously recommends a vote FOR each of the following director nominees:

Karel K. Czanderna	Mitchell B. Lewis
Dominic DiNapoli	J. David Smith
Kim S. Fennebresque	Carol B. Yancey

A nominee will be elected as a director if he or she receives a plurality of the votes cast at the meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. In other words, the six director nominees receiving the most votes will be elected. Broker non-votes and votes to “withhold authority” for all or some nominees will have no effect on the election of directors.

Information about Nominees

Information about each nominee for director, including the experience that led the Board to conclude that the nominee should serve as a director of the Company, is set forth below. All of the director nominees are currently serving on the Board.

Name	Age	Position
Mitchell B. Lewis	59	President, Chief Executive Officer and Director (since 2014)
Kim S. Fennebresque	71	Non-Executive Chairman of the Board of Directors (Director since 2013, Chairman since 2016)
Karel K. Czanderna	64	Director (since 2018)
Dominic DiNapoli	66	Director (since 2016)
J. David Smith	72	Director (since 2017)
Carol B. Yancey	57	Director (since 2021)

Mitchell B. Lewis has served as our President and Chief Executive Officer, and as a Director of BlueLinx Holdings Inc., since January 2014. Mr. Lewis has held numerous leadership positions in the building products industry since 1992. Mr. Lewis served as a director and as President and Chief Executive Officer of Euramax International, Inc. (the predecessor of OmniMax International, LLC), a building products manufacturer, from February 2008 through November 2013. Mr. Lewis also served as Chief Operating Officer in 2005, Executive Vice President in 2002, and group Vice President in 1997 of Euramax. Prior to being appointed group Vice President, Mr. Lewis served as President of Amerimax Building Products, Inc. Prior to 1992, Mr. Lewis served as Corporate Counsel with Alumax Inc. and practiced law with Alston & Bird LLP, specializing in mergers and acquisitions. Mr. Lewis is currently a director of GMS Inc. (NYSE:GMS). Mr. Lewis received a Bachelor of Arts degree in Economics from Emory University, and a Juris Doctor degree from the University of Michigan.

Mr. Lewis’s position as our Chief Executive Officer, financial expertise, management advisory expertise, and industry experience qualify him to serve on, and be a valuable member of, the Board.

Kim S. Fennebresque has served as a member of our Board since May 2013 and became Chairperson in May 2016. Mr. Fennebresque most recently served as a senior advisor to Cowen Group Inc. (“Cowen”), a financial services company, until December 2020. He previously served as Chairman and Chief Executive Officer of Cowen and its predecessor SG Cowen from 1999 to 2008. Mr. Fennebresque currently serves on the Board of Directors of Ally Financial Inc. (NYSE:ALLY), Albertson’s Stores, Inc. (NYSE:ACI), BAWAG Group, AG (VIE:BG), and Rotor Acquisition Corp. (NYSE:ROT). Mr. Fennebresque served on the Board of Directors of Ribbon Communications (NASDAQ: RBBN) from October 2017 to March 2020, and as Chairman of Dahlman Rose & Co., LLC (“Dahlman”), a financial services company, from 2010 to 2012, and as Chief Executive Officer of Dahlman from July 2011 until August 2012. He has also served as head of the corporate finance and mergers & acquisitions departments at UBS, and was a general partner and co-head of investment banking at Lazard Frères & Co. Mr. Fennebresque also held various positions at The First Boston Corporation (now Credit Suisse). He is a graduate of Trinity College and Vanderbilt Law School.
Mr. Fennebresque’s business experience, background in finance, and industry knowledge qualify him to serve on, and be a valuable member of, the Board.
Karel K. Czanderna has served as a member of our Board since January 2018. Ms. Czanderna was President and Chief Executive Officer, and a director of Flexsteel Industries, Inc. (NASDAQ:FLXS, “Flexsteel”) from July 2012 until her retirement in September 2018. Prior to joining Flexsteel, Ms. Czanderna served as Group President of Building Materials for Owens Corning (NYSE:OC). She also previously held various executive management positions with Whirlpool Corporation (NYSE:WHR) including Vice President, North America Cooking Products, Vice President & General Manager, Global KitchenAid and Jenn-Air Businesses, and Vice President, Global Refrigeration. Ms. Czanderna began her career with Eastman Kodak Company (NYSE:KODK), where she served in a variety of leadership roles over 18 years. She has previously served on the boards of A&E Factory Service LLC, Bremson, Inc., Clarkson University, American Home Furnishings Alliance, American Home Furnishings Hall of Fame Foundation Inc, and the Greater Dubuque Development Corporation. Ms. Czanderna earned a Bachelor of Science degree in Physics from Clarkson University, and a Ph.D. in Materials Science and Engineering from Cornell University.
Ms. Czanderna’s business experience, management advisory expertise, and experience as an officer and director of public companies qualify her to serve on, and be a valuable member of, the Board.
Dominic DiNapoli has served as a member of our Board since May 2016. In addition, Mr. DiNapoli served as a senior consultant to FTI Consulting, a global business advisory firm, until his retirement in December 2019. Before that, he held several positions within that company including Vice Chairman from 2011 through 2014, and Executive Vice President and Chief Operating Officer from 2004 through 2011. From 2002 to 2004, Mr. DiNapoli served as a Senior Managing Director and leader of FTI Consulting’s corporate finance/restructuring practice. From 1998 to 2002, Mr. DiNapoli was a Managing Partner of PricewaterhouseCoopers LLP’s U.S. business recovery services practice.
Mr. DiNapoli’s financial expertise, management advisory expertise, and experience as a public company executive qualify him to serve on, and be a valuable member of, the Board.
J. David Smith has served as a member of our Board since May 2017. Mr. Smith served as Chief Executive Officer and President of Euramax International, Inc. (the predecessor of OmniMax International, LLC), beginning in 1996, and served as the Chairman of its board of directors beginning in 2002, until his retirement in 2008. Before joining Euramax, Mr. Smith served as President of Alumax Fabricated Products, Inc. and as an officer of Alumax, Inc. from 1988 to 1996. He began his career serving in numerous senior management roles at Howmet Building Products, Inc. He has also served as a member of the boards of directors of Henry Company since 2017, Gypsum Management & Supply Inc. (NYSE:GMS) since 2014, and Commercial Metals Company (NYSE:CMC) since 2004. Mr. Smith served as Chairman of the board of directors of Select Interior Concepts, Inc. (NASDAQ:SIC) from February 2019 until March 2020. Mr Smith also served as Chairman of the board of directors of both Siamons International, Inc. until 2018, and Nortek, Inc. (NASDAQ:NTK) until 2016, where he also served as interim Chief Executive Officer in 2011. He also previously served as a director of Diversitech, Inc., Houghton International Inc., and Air Distribution Technologies, Inc. until 2014. Mr. Smith has extensive operating and management experience in private and public international metals and building products companies. Mr. Smith received a Bachelor of Arts degree in Political Science from Gettysburg College.

Mr. Smith’s financial expertise, management advisory expertise, and experience as an officer and director of public companies qualify him to serve on, and be a valuable member of, the Board.
Carol B. Yancey has served as a member of our Board since February 2021. Ms. Yancey is currently the Executive Vice President and Chief Financial Officer of Genuine Parts Company (NYSE:GPC), a global distributor of automotive and industrial parts, and has served in this role since March 2013. She also held the title of Corporate Secretary from 1995 to 2015. From 1991 to 2013, Ms. Yancey served in various leadership and management positions at Genuine Parts, including Senior Vice President of Finance, Vice President, Assistant Corporate Secretary, Director of Shareholder Relations, and Director of Investor Relations. Prior to joining Genuine Parts, she spent six years in public accounting. She earned a Bachelor of Business Administration in Accounting from the University of Georgia and is a Certified Public Accountant.
Ms. Yancey’s financial expertise, experience as a CPA, experience in the oversight of financial reporting and internal controls, experience in the distribution industry, and experience as an officer of a public company qualify her to serve on, and be a valuable member of, the Board.

PROPOSAL 2:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected BDO USA, LLP to serve as our independent registered public accounting firm for fiscal year 2021. BDO USA, LLP has served as our independent registered public accounting firm since April 8, 2015.

While stockholder ratification of the selection of BDO USA, LLP as our independent registered public accounting firm is not required by our bylaws or otherwise, our Board is submitting the selection of BDO USA, LLP to our stockholders for ratification. If our stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the fiscal year if it determines that such a change would be in our best interests and that of our stockholders.

BDO USA, LLP has advised us that it has no direct, nor any material indirect, financial interest in us or any of our subsidiaries. We expect that representatives of BDO USA, LLP will be present at the Annual Meeting to make a statement if they choose to do so and to respond to appropriate questions from our stockholders.

Our Board recommends a vote FOR the ratification of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2021.

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote is required to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal 2021. As a result, abstentions will have the effect of a vote “against” the proposal; however, broker non-votes will have no effect on this proposal. If our stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain BDO USA, LLP as our independent registered public accounting firm for fiscal 2021. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in our best interests and that of our stockholders.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents the aggregate fees billed by BDO USA, LLP for professional services for fiscal years 2020 and 2019, respectively, by category as described in the notes to the table:

	2020	2019
Audit Fees (1)	$1,310,000	$1,470,000
Audit-Related Fees (2)	80,000	24,000
Tax Fees (3)	—	—
All Other Fees (4)	75,000	—
TOTAL	$1,465,000	$1,494,000

(1)    Consists of fees related to audits of our consolidated financial statements, reviews of interim financial statements, and disclosures in filings with the Securities and Exchange Commission. Audit fees also included fees related to the audit of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)    Consists of fees in fiscal 2019 and fiscal 2020 related to the Company’s filing of a shelf registration statement on Form S-3 and comfort letters and consents issued in connection with the offering. There was also $5,000 of services related to SEC comment letters in fiscal 2019.

(3)    There were no tax fees, which consist of fees for professional services provided for the review of tax returns prepared by the company; assistance with international tax compliance; or assistance related to the tax impact of proposed and completed transactions in fiscal 2020 and fiscal 2019.

(4)    Consists of $75,000 in permitted advisory fees related to non-assurance services for fiscal 2020.

Pre-Approval of Audit and Non-Audit Services

The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all material audit services and non-audit services to be performed for us by our independent registered public accounting firm. All audit and non-audit work described above was pre-approved by the Audit Committee. The Audit Committee may delegate to one or more of its members the authority to grant such pre-approvals. The decisions of any such member are presented to the full Audit Committee at subsequent scheduled meetings.

PROPOSAL 3:
APPROVAL OF THE
BLUELINX HOLDINGS INC.
2021 LONG-TERM INCENTIVE PLAN

General

The Board is seeking stockholder approval of the BlueLinx Holdings Inc. 2021 Long-Term Incentive Plan (the “Plan”). The purpose of the Plan is to provide a means whereby employees, directors and other service providers of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. A further purpose of the Plan is to provide a means through which the Company may attract able individuals to become employees or serve as directors of the Company and to align the interests of individuals who are responsible for the successful administration and management of the Company with those of our stockholders. Under the Plan, the Company may grant non-qualified stock options, “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)), stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and other stock-based awards.

The Plan reflects the following equity compensation plan best practices:

•No grants of below-market stock options or SARs;
•No repricing of stock options or SARs and no cash buyout of underwater stock options or SARs;
•No liberal share recycling of stock options or SARs;
•No payment of dividends or dividend equivalents on stock options or SARs;
•No payments of dividends or dividend equivalents on any award prior to date on which award vests;
•Individual limits on annual cash and equity non-employee director compensation;
•Minimum vesting requirement of one year for all equity-based awards except under certain limited circumstances, and with permitted exceptions up to 5% of the authorized shares;
•No liberal change in control definition;
•Double trigger treatment upon change in control except to extent awards are not assumed or replaced in change in control; and
•No excise tax gross-ups on “parachute payments”.

Information on Current Equity Compensation Plans as of March 25, 2021

The information included in this proxy statement and our 2020 Annual Report under the heading “Equity Compensation Plan Information” regarding outstanding awards under our existing equity compensation plans as of January 2, 2021, is updated by the following information as of March 25, 2021, the Record Date for the Annual Meeting:

Total stock options/stock appreciation rights outstanding	—
Total full value awards outstanding (consisting of time-based and performance-based restricted stock units) (1)	698,814
Shares available for grant under existing plans	66,202
Total shares of common stock outstanding	9,468,042

(1) For performance-based RSUs where performance attainment has yet to be determined, the number of shares reported reflects payout at target performance; shares reserved for issuance under our equity compensation plans will be adjusted accordingly for a payout other than at target performance.

Summary of Plan

The Plan’s material terms and certain additional features are summarized below. This summary is qualified in its entirety by reference to the full text of the Plan contained in Appendix A to these proxy materials. The Plan, and the share reserve included in the Plan, will not become effective until approved by our stockholders. Appendix A also includes important tax information relating to this proposal, which should be reviewed together with this proposal.

Administration. The Plan will be administered by the Compensation Committee.

Subject to the express provisions of the Plan, the Compensation Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by a written agreement containing such provisions not inconsistent with the Plan as the Compensation Committee shall approve. The Compensation Committee will also have authority to establish rules and regulations for administering the Plan and to decide questions of interpretation or application of any provision of the Plan.

Each award granted under the Plan will be evidenced by an award agreement, pursuant to which the Compensation Committee may impose any other terms and conditions not inconsistent with the Plan, including provisions related to the consequences of termination of employment.

Available Shares. Under the Plan, 750,000 shares of common stock will be available for awards, less one share for every one share that was subject to an award granted after March 25, 2021, the Record Date for the Annual Meeting, under the Company’s 2016 Amended and Restated Long-Term Incentive Plan (the “2016 Plan”). If the Plan is approved by the Company’s stockholders, no further grants shall be made under the 2016 Plan after the date of stockholder approval and all remaining shares available for issuance under the 2016 Plan will be cancelled on that date. No additional awards were granted under the Company’s 2004 Long-Term Equity Incentive Plan (the “2004 Plan”) or the Company’s 2006 Long-Term Equity Incentive Plan (the “2006 Plan”) after the record date for the Company’s 2016 annual stockholder meeting, and all remaining shares available for grant under the 2004 Plan and 2006 Plan were cancelled at that time. The requested 750,000 shares under the Plan represent approximately 7.9% of our current common shares outstanding. The Compensation Committee believes this is an appropriate amount to provide for future equity awards relative to the dilution levels of our peers and broader market practices.

Shares covered by an award will be counted as used and deducted from the share authorization as of the date of grant. Each share subject to an option or SAR, a restricted stock unit that may be settled in shares, a cash-based award that may be settled in shares or another stock-based award that may be settled in shares, and each share of restricted stock, shall be counted as one share subject to an award and deducted from the share authorization. Each performance share and each share covered by a performance unit that may be settled in shares of common stock will be counted as one share of common stock subject to an award, based on the number of shares of common stock that would be paid under the performance share or performance unit for achievement of target performance, with such number deducted from the share authorization as of the date of grant. If a performance share or performance unit is denominated as a dollar amount, the number of shares that would be paid under the award for achievement of target performance will be determined by dividing such dollar amount at the date of grant by the fair market value of a share at the date of grant. If a performance share or performance unit is denominated as a dollar amount, the number of shares that would be paid under the award for achievement of target performance will be determined by dividing such dollar amount at the date of grant by the fair market value of a share at the date of grant. In the event that an award of performance shares or performance units is later settled based on above-target performance, the additional number of shares of common stock corresponding to the above-target performance will be deducted from the share authorization at the time of such settlement; in the event that the award is later settled based on below-target performance, the difference between the number of shares of common stock awarded based on the below-target performance and the number previously deducted from the share authorization based on the target performance will be added back to the share authorization. Performance units or other awards that may not be settled in shares of common stock will not result in a deduction from the share authorization.

Under the Plan, any shares related to awards under the Plan, the 2016 Plan, the 2006 Plan, or the 2004 Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the Compensation Committee’s permission, prior to the issuance of shares, for awards not involving shares, shall be added to the share authorization and shall be available for grant under the Plan. If the tax withholding obligation under a full value award (but not an option or SAR) granted under the Plan, the 2016 Plan, the 2006 Plan, or the 2004 Plan is satisfied by the Company retaining shares or by the participant tendering shares, the number of shares so retained or tendered shall be added to the share authorization and shall be available for grant under the Plan. Shares that are used to pay the exercise price of an award will not be added back to the share authorization.

All of the shares available for awards under the Plan will be subject to adjustment in the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction. With respect to any corporate event or transaction, it is intended that, if possible, any adjustment in share authorization shall be made in a manner that satisfies applicable legal requirements as well as applicable taxation requirements (such as required by Section 424 and Section 409A of the Code) and accounting requirements, so as not to trigger any charges to earnings with respect to such adjustment.

Effective Date; Termination and Amendment. If approved by the Company’s stockholders, the Plan will become effective as of the date of such approval. No awards may be granted under the Plan after May 20, 2031. The Compensation Committee or the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any award agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in the Plan, options or SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the option price of a previously granted option or the grant price of a previously granted SAR, and no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule.

Eligibility. Employees of the Company and its subsidiaries and affiliates, non-employee members of the Board, as well as consultants or independent contractors who provide bona fide services to the Company or a subsidiary of the Company not in connection with the offer or sale of securities in a capital raising transaction, are eligible to participate in the Plan. Any and all awards to the Company’s executive officers will be formally approved by the Compensation Committee in the form of individual award agreements to each employee.

Non-Employee Director Awards. The Board or Compensation Committee shall determine all awards to non-employee directors. The terms of any such awards shall be set forth in an award agreement. The aggregate amount of all compensation granted to a single non-employee director during any calendar year, including any awards (based on grant date fair value computed as of the date of grant) and any cash retainer or meeting fee paid or provided for service on the Board or any committee thereof, or any award granted in lieu of any such cash retained or meeting fee shall not exceed $700,000.

Cessation of Service Relationship. Each award agreement will set forth the extent to which the participant shall have the right to exercise awards in the event of a cessation of the participant’s service relationship.

Except as specified in the applicable award agreement or as otherwise provided by the Compensation Committee, if a Plan participant ceases to be an employee or a director of the Company for any reason, (i) all of the participants options and SARs that were exercisable on the date of such cessation shall remain exercisable for a period of 90 days, (ii) all of the participant’s options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation, and (iii) all of the participants restricted stock units, restricted stock, performance shares, performance units, and cash-based and other stock-based awards that were not vested on the date of such cessation shall be forfeited immediately upon such cessation. The Compensation Committee may, in its sole discretion, provide that a participant may be eligible for a full or prorated award in the event of a cessation of the participant’s service relationship with the Company. For an award subject to one or more performance objectives, the Compensation Committee may, in its sole discretion, provide for payment of any such full or prorated award prior to certification of such performance objectives or without regard to whether they are certified.

Change in Control. In the event of certain acquisitions of 30% or more of the Company’s common stock, certain changes in a majority of the Board, or the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company (unless, among other conditions, the Company’s stockholders receive more than 50% of the stock of the surviving company) or the liquidation or dissolution of the Company (each, a “Change in Control”), if the purchaser or surviving entity in the transaction does not assume or replace the outstanding awards or the participant’s service relationship is terminated, the Compensation Committee may, in its sole discretion, provide for the satisfaction in full or in part of any time-based vesting requirement of the awards. For outstanding performance-based awards, the Compensation Committee may, in its sole discretion, provide for payment of any such full or prorated award prior to certification of such performance objectives or without regard to whether they are certified.

In the event of a Change in Control, the Compensation Committee, in its discretion, may cancel all or certain types of outstanding awards at or immediately prior to the time of the Change of Control provided that the Compensation Committee either (i) provides that the participant is entitled to a payment (in cash or shares) equal to the value of the portion of the award that would be vested upon the Change in Control, to the extent there is any such value, and (ii) at least 15 days prior to the Change in Control, notifies the participant that, subject to rescission if the Change in Control is not successfully completed within a certain period, the award will be terminated and, if the award is an option, SAR, or similar right, provides the participant the right to exercise the portion of the award that would be vested upon the Change in Control prior to the Change in Control. The Compensation Committee may adopt valuation methodologies for outstanding awards as it deems reasonable in the event of a cash settlement and, in the case of options, SARs, or similar rights, may base such settlement solely on such option SAR or similar right and may cancel each award with an exercise price greater than the per share amount payable upon or in respect of such event without any payment to the participant holding such award.

Transferability. Generally, no award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a participant other than upon the participant’s death, or by will or the laws of descent and distribution. Each option and SAR outstanding to a participant may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative. However, the Compensation Committee may, in its discretion, determine that any or all awards (other than incentive stock options) shall be transferable and exercisable by transferees; provided, however, that no award may be transferred for value.

Minimum Vesting Requirements; Dividends. The minimum vesting period for each award granted under the Plan must be at least one year, except that this requirement does not apply to awards for up to 5% of the shares authorized for issuance under the Plan, assumed converted or substituted awards, and awards granted to non-employee directors that vest on the earlier of the one-year anniversary of the grant date and the next annual stockholders meeting that is at least 50 weeks after the immediately preceding year’s annual meeting. However, an award may provide for accelerated vesting for any reason, including but not limited to retirement, death, disability, or Change in Control. Any dividends payable on restricted stock during the vesting period or restricted period shall be automatically reinvested in additional shares of restricted stock or paid to the Company for the account of the participant, but shall in either case be subject to the same restrictions of vesting underlying the award. Dividends shall not be paid with respect to any award of options or SARs.

Stock Options-General. The Compensation Committee will determine the conditions to the exercisability of each option. Upon exercise of an option, the purchase price may be paid in cash, by delivery of previously owned shares of common stock, by a cashless (broker-assisted) exercise, or by any other method approved or accepted by the Compensation Committee. Dividend equivalents will not be paid with respect to any options.

Non-Qualified Stock Options and Incentive Stock Options. The period for the exercise of a non-qualified stock option or incentive stock option will be determined by the Compensation Committee. The exercise price of a non-qualified stock option or incentive stock option will not be less than 100% of the fair market value of the common stock on its date of grant, and the exercise price for any incentive stock option must be at least equal to one hundred and ten percent of the fair market value of the common stock on its date of grant. The Compensation Committee may impose restrictions on any shares acquired pursuant to the exercise of a non-qualified stock option or incentive stock option granted under the Plan.

Stock Appreciation Rights. The period for the exercise of a SAR will be determined by the Compensation Committee. The base price of a SAR will not be less than 100% of the fair market value of the common stock on the date of grant. A SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of common stock (which may be restricted stock), cash or combination thereof with a value equal to the difference between the fair market value of the common stock on the exercise date and the base price of the SAR. Dividend equivalents will not be paid with respect to SARs.

Restricted Stock and Restricted Stock Units. The Plan provides for the grant of (i) restricted stock awards which may be subject to a restriction period, and (ii) restricted stock units which are similar to restricted stock except no shares are actually awarded on the date of grant. An award of restricted stock or restricted stock units may be subject to specified performance measures during the applicable restriction period. Shares of restricted stock will be freely transferable after all conditions and restrictions have been satisfied or lapse. The award agreement shall set forth the extent to which the participant shall have the right to retain restricted stock and/or restricted stock units in the event of participant’s termination of employment or service. Such provisions will be determined by the Compensation Committee. Unless otherwise set forth in a restricted stock award agreement, the holder of a restricted stock award will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock, provided that any dividends and other distributions payable during the restriction period must be either automatically reinvested in additional shares of restricted stock or paid to the Company for the account of the participant, in either case subject to the same restrictions on vesting as the underlying award. A participant shall have no voting rights with respect to any restricted stock units granted under the Plan.

Performance Units and Performance Shares. The Plan also provides for the grant of performance units and performance share awards. Each performance unit and each performance share is a right, contingent upon the attainment of performance measures within a specified performance period. The Compensation Committee will determine the form of payout of cash or in shares (or in a combination thereof) equal to the value of earned performance units/performance shares at the close of the applicable performance period.

The performance goals will consist of objectives that the Compensation Committee determines in its discretion. If the Compensation Committee makes an award subject to a particular performance objective, the Compensation Committee will adopt or confirm a written definition of that performance objective at the time it is established. If the Compensation Committee specifies more than one individual objective for an award, the Compensation Committee must also specify in writing, whether one, all or some other number of the objectives must be obtained. For each award that has been made subject to a performance objective, within a practical amount of time following the end of the performance period, the Compensation Committee shall determine whether the objective has been achieved, and the Compensation Committee in its sole discretion may pay all or a portion of that award based on such criteria as the Compensation Committee deems appropriate, including without limitation, individual performance, Company performance, or the performance of a specific division, department, region or function employing the participant. The Compensation Committee may also choose to include or exclude any or all items that are unusual or non-recurring in determining whether performance objectives have been satisfied.

Performance shares or performance share units shall not possess voting units, and a participant receiving performance units or any other award that is subject to performance conditions shall accrue dividend equivalents on such award only to the extent provided in the award agreement relating to the award; provided, however, that any dividend equivalents payable on such performance shares or performance units shall be subject to the same restrictions on vesting as the underlying award.

Cash-Based Awards and Other Stock-Based Awards. The Plan also provides for the grant of cash-based awards and other types of equity-based or equity-related awards not otherwise described by the Plan as determined by the Compensation Committee. The Compensation Committee will determine the value of the cash-based awards and other stock-based awards and may establish performance goals. In the event the Compensation Committee establishes performance goals, the number and/or value of cash-based awards or other stock- based awards that will be paid out will depend on the extent to which performance goals are met. Notwithstanding the foregoing, where the value of such an award is based on the difference in the value of a share at different points in time, the grant or exercise price shall not be less than 100% of the fair market value of a share on the date of grant unless the award is granted in replacement for an award previously granted by an entity that is assumed by the Company in a business combination, provided that the Compensation Committee determines that such award preserves the economic benefit of the replaced award and is either exempt from or in compliance with the requirements of Code Section 409A. A participant receiving a cash-based or other-stock-based award shall accrue dividend equivalents on such award only to the extent provided in the award agreement relating to the award; provided, however, that any dividend equivalents payable on such award shall be subject to the same restrictions on vesting as the underlying award and all terms and conditions related to payment shall comply with the requirements of Code Section 409A.

Certain Federal Income Tax Consequences

The following is intended only as a brief summary of the U.S. federal income tax rules relevant to the primary types of awards available for issuance under the Plan and is based on the terms of the Code as currently in effect. The applicable statutory provisions are subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited only to United States federal income tax treatment. It does not address state, local, gift, estate, social security or foreign tax consequences, which may be substantially different.

Performance Share/Unit Awards. A participant generally is not taxed upon the grant of a performance share/unit. The participant will recognize taxable income at the time of settlement of the performance share/unit in an amount equal to the amount of cash and the fair market value of the shares received upon settlement (subject to the short swing profits rule). The income recognized will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Section 162(m) of the Code, as applicable. Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement.

Awards of Shares; Restricted Stock Awards. A participant generally will recognize taxable ordinary income upon the receipt of shares as a stock award or restricted stock award if the shares are not subject to a substantial risk of forfeiture. The income recognized will be equal to the fair market value of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in increments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to an increment. If the participant cannot sell the shares without being subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the shares will be treated as subject to a substantial risk of forfeiture. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Section 162(m) of the Code, as applicable.

Alternatively, if the shares are subject to a substantial risk of forfeiture, the participant may make a timely election under Section 83(b) of the Code to recognize ordinary income for the taxable year in which the participant received the shares in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize capital gain or loss in an amount equal to the difference between the amount realized upon sale and the ordinary income recognized upon receipt of the share (increased by the amount paid for the shares, if any). If the participant forfeits the shares after making a Section 83(b) election, the participant is not entitled to a deduction with respect to the income recognized as a result of the election but will be entitled to a capital loss equal to the excess (if any) of the amount paid for the shares (if any) over the amount realized upon forfeiture (if any). To be timely, the Section 83(b) election must be made within thirty (30) days after the participant receives the shares. The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election, subject to the requirements of Section 162(m) of the Code, as applicable.

Restricted Stock Units. A participant generally is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then at the time of payment the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the participant (subject to the short swing profits rule) and the Company will be entitled to an income tax deduction for the same amount, subject to the requirements of Section 162(m) of the Code, as applicable. However, if an RSU is not designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan under Section 409A of the Code. In that case, if the RSU is designed to meet the requirements of Section 409A of the Code, then at the time of payment the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the participant, and the Company will be entitled to an income tax deduction for the same amount. However, if the RSU is not designed to meet the requirements of Section 409A of the Code, the participant will be subject to ordinary income when the substantial risk of forfeiture lapses as well as an additional twenty percent (20%) excise tax, and additional tax could be imposed each following year.

Nonqualified Stock Options; Stock Appreciation Rights. A participant generally is not taxed upon the grant of a nonqualified stock option (“NQSO”) or SAR, unless the NQSO or SAR has a readily ascertainable fair market value. However, the participant must recognize ordinary income upon exercise of the NQSO or SAR in an amount equal to the difference between the NQSO or SAR exercise price and the fair market value of the shares acquired on the date of exercise (subject to the short swing profits rule). The Company generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in the Company’s tax year during which the participant recognizes ordinary income, subject to the requirements of Section 162(m) of the Code, as applicable.

Upon the sale of shares acquired pursuant to the exercise of an NQSO or SAR, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the date of exercise (or, if the participant was subject to Section 16(b) of the Exchange Act and did not make a timely election under Section 83(b) of the Code, the fair market value on the delayed determination date, if applicable). This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.

Incentive Stock Options. A participant is not taxed on the grant or exercise of an incentive stock option (“ISO”). The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant’s gain or loss, if any, upon a subsequent disposition of the shares is long-term capital gain or loss. The amount of the gain or loss is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods and realizes an amount in excess of the exercise price, the amount realized will be taxed to the participant as ordinary income up to the fair market value of the shares on the exercise date and any additional amount realized will be taxable to the participant as capital gain in the year of disposition; however, if the exercise price exceeds the amount realized on sale, the difference will be taxed to the participant as a capital loss. The Company is not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to any ordinary income recognized by the participant, subject to the requirements of Section 162(m) of the Code, as applicable.

In order for an option to qualify as an ISO for federal income tax purposes, the grant of the option must satisfy various other conditions specified in the Code. In the event an option intended to be an ISO fails to qualify as an ISO, it will be taxed as an NQSO as described above.

Golden Parachute Payments. The terms of the award agreement evidencing an award under the Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of the Company. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions of the Code. Under Section 280G of the Code, no federal income tax deduction is allowed to the Company for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subjects the recipient to a 20% excise tax under Section 4999 of the Code. For this purpose, “disqualified individuals” are generally officers, shareholders or highly compensated individuals performing services for the Company, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of the Company, to the extent that such payments (in present value) equal or exceed three times the recipient’s average annual taxable compensation from the Company for the previous five years. Certain payments for reasonable compensation for services rendered after a change of control and payments from tax-qualified plans are generally not included in determining “excess parachute payments.” If payments or accelerations may occur with respect to awards granted under the Plan, certain amounts in connection with such awards may possibly constitute “parachute payments” and be subject to these “golden parachute” tax provisions.

Section 162(m). See “Internal Revenue Code Section 162(m)” below for a general discussion of the limitations of Section 162(m) of the Code. Any awards that the Compensation Committee grants pursuant to the Plan, whether performance-based or otherwise, will be subject to the $1 million annual deduction limitation imposed by Section 162(m) of the Code.

New Plan Benefits

Any future awards to executive officers, non-employee directors, employees, consultants and independent contractors of the Company under the Plan are discretionary and cannot be determined at this time because the amount and form of grants to be made to any eligible participant in any year is determined at the discretion of the Compensation Committee. As a result, the benefits and amounts that will be received or allocated under the Plan are not determinable at this time, and the Company has not included a table that reflects such future awards.

Our Board unanimously recommends a vote FOR the approval of the BlueLinx Holding Inc. 2021 Long-Term Incentive Plan.

The affirmative vote of holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Plan.

PROPOSAL 4:
NON-BINDING, ADVISORY VOTE TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Exchange Act, we seek a non-binding, advisory vote from our stockholders to approve the compensation of our executives as described under “Compensation Discussion and Analysis” (“CD&A”) and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. This proposal, commonly known as a say-on-pay proposal, gives our stockholders the opportunity to express their views on our executive compensation. Because your vote is advisory, it will not be binding on the Board. However, the Compensation Committee will take into account the outcome of the vote when making future executive compensation decisions. At our 2017 annual meeting of stockholders, our stockholders voted to hold a stockholder advisory vote to approve the compensation of the Company’s named executive officers annually. Accordingly, we presently intend to hold annual say-on-pay votes. At our 2020 annual meeting of stockholders, our stockholders approved our say-on-pay proposal, with over 88 percent of the votes cast (including abstentions) approving the 2019 executive compensation described in our 2020 proxy statement. Based on this strong support from our stockholders, we believe our compensation programs are effectively designed and continue to be aligned with the interests of our stockholders.

As discussed below in the CD&A, our primary goal is to establish a compensation program that serves the long-term interests of the Company and our stockholders by aligning management’s interests with that of our stockholders through equity ownership and by promoting the attainment of our key goals. In addition, our compensation program is designed to attract and retain top quality executives with the qualifications necessary for the long-term financial success of the Company. Key elements of our compensation philosophy include:

•Compensation decisions are driven by a pay-for-performance philosophy, which takes into account both performance by the Company and the individual’s impact on that performance;
•Performance is measured against pre-established goals, which we believe enhances our executives’ performance;
•A significant portion of compensation should be variable based on performance; and
•Total compensation opportunity should be comparable with compensation programs of companies with which we compete for executive talent.

The Compensation Committee periodically reviews and revises our executive compensation programs to assess their appropriateness relative to market practices for similar positions in our industry data obtained from consultation with Meridian Compensation Partners, LLC (“Meridian”), informal market surveys, various trade group publications, and other publicly available information. In addition, as discussed below in the CD&A, the Compensation Committee continues to closely monitor the COVID-19 pandemic and the potential impacts it may have on our compensation philosophy and programs.

Our Board recommends a vote FOR the following non-binding, advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables, and narrative discussion, is hereby approved.”

Adoption of the resolution approving, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the CD&A, compensation tables, and narrative discussion of this proxy statement, requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote. As a result, abstentions will have the effect of a vote “against” the proposal; however, broker non-votes will have no effect on this proposal.

MORE INFORMATION ABOUT THE BOARD OF DIRECTORS

Meetings

Our Board met ten times during 2020. Each incumbent director attended at least 75% of the Board and committee meetings that such director was entitled to attend during 2020. While we do not have a formal attendance policy, all of our directors are encouraged to attend the Annual Meeting. Mr. Lewis, Mr. Fennebresque, Ms. Czanderna, Mr. DiNapoli, Mr. Schumacher, and Mr. Smith attended the 2020 annual meeting of stockholders. Ms. Yancey did not attend because she was not a director when the 2020 annual meeting of stockholders occurred.
Independence

Our Board has reviewed the independence of each of its members based on the criteria for independence set forth under applicable securities laws, including the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable rules and regulations of the SEC, and applicable rules and regulations of the NYSE. The NYSE Listed Company Manual and corresponding listing standards provide that, in order to be independent, the Board must determine that a director has no material relationship with the Company other than as a director. The Board has reviewed the relationships between each Board member and the Company. The Board has determined that all of our directors meet the independence standards promulgated under the listing standards of the NYSE, except for Mr. Lewis, as he is the Company’s President and Chief Executive Officer. The Board currently is comprised of a majority of independent directors and will continue to be comprised of a majority of independent directors if the six persons nominated by the Board for election as directors are elected.
Board Structure and Risk Oversight

We have separate persons serving as Chairman of the Board and Chief Executive Officer. Kim S. Fennebresque, a non-employee independent director, serves as our Chairman of the Board. Mitchell B. Lewis is our President and Chief Executive Officer. The Chairman of the Board provides general oversight and high-level strategic planning for the Company while the Chief Executive Officer manages the business of the organization with a focus on daily operations as they relate to the Company’s long-term strategy. The Chairman is elected annually by the Board immediately following the Annual Meeting. We believe this structure is appropriate for the Company at this time as it keeps Board leadership separate from operational management.

Our Board monitors our exposure to a variety of risks. Risks may be addressed from time to time by the full Board or by one or more of our Board committees. Senior management is responsible for identifying and managing material risks faced by the Company and periodically reports on such risks to the full Board or to the appropriate committee. Our Audit Committee Charter gives the Audit Committee responsibilities and duties that include discussing with management, the internal audit department, and the independent auditors our major financial and enterprise risk exposures and the steps management has taken to monitor, control, and minimize such exposures. Liquidity risk, credit risk, and risks associated with our debt facilities and cash management are handled primarily by our finance and accounting department, which provides regular reports to our Audit Committee. The Compensation Committee is responsible for reviewing whether our compensation programs encourage excessive risk taking by senior executive management. The Nominating and Governance Committee is responsible for monitoring risk of fraud and other misconduct by reviewing related-party transactions and waivers to our Code of Ethical Conduct. General business and operational risks are handled primarily by senior executive management and discussed during regular Board meetings as necessary. The Company also has established a risk committee, comprised of functional area leaders within the Company, which assists the internal audit group with identifying, monitoring, and addressing the Company’s risks.

In response to the rapidly evolving situation involving the coronavirus pandemic, we also assembled a cross-disciplinary team of executive officers and key employees to monitor the pandemic, to identify and respond to risks to our business and associates, and to identify and implement measures to help support safe and continuous operations. We are committed to maintaining the health, safety, and well-being of our people and the communities in which we live and work during this time of crisis. Our Board has been actively engaged with management in monitoring the business and market developments and other effects of the coronavirus outbreak, and management is in regular communication with the Board about the assessment and management of the significant risks to the company and impact on our business.

Lead Director

The lead director’s duties generally include serving as the chairperson for all executive sessions of the non-management directors and communicating to the Chief Executive Officer the results of non-management executive Board sessions. Mr. Fennebresque, the Chairman of the Board, currently serves as the Company’s lead director. Any interested party may contact the lead director by directing such communications to the lead director at our principal executive offices, BlueLinx Holdings Inc., c/o Corporate Secretary, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. Any such correspondence received by us will be forwarded to the lead director.

Committees of the Board of Directors

Our business and affairs are managed by our Board. To assist it in carrying out its responsibilities, our Board has established the three standing committees described below. The charter for each of these committees, as currently in effect, may be found on our website, www.BlueLinxCo.com. Each of these committees has the right to retain its own legal counsel and other advisors.

The Audit Committee

Our Board established a separately-designated standing Audit Committee whose purpose is to assist our Board in fulfilling its responsibilities to oversee our financial reporting process, including monitoring the integrity of our financial statements and the independence and performance of our internal and external auditors. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm. The Audit Committee met eight times in 2020.
The Audit Committee currently consists of Mr. Schumacher (Chairperson), Mr. DiNapoli, Ms. Yancey, and Ms. Czanderna. Based on its review, the Board has affirmatively determined that the directors serving on the Audit Committee have no material relationship with us or are involved in any other matter of any kind that would impair their independence and, therefore, satisfy the requirements to be considered independent under the rules of the SEC and the listing standards of the NYSE applicable to audit committee membership, and each meets the NYSE’s financial literacy requirements. Our Board has determined that Mr. Schumacher and Ms. Yancey each qualify as an “audit committee financial expert,” as such term is defined under the applicable rules of the SEC.
The Audit Committee operates pursuant to a written charter, a copy of which can be found on our website at www.BlueLinxCo.com. Additionally, the Audit Committee Charter is available in print to any stockholder who requests it by writing to BlueLinx Holdings Inc., Attn: Corporate Secretary, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. Pursuant to the terms of its written charter, the Audit Committee may delegate certain of its duties and responsibilities to a subcommittee consisting of one or more members of the Audit Committee.

The Audit Committee has adopted a procedure to receive allegations related to any fraudulent accounting issues through a toll-free telephone number as set forth in our Code of Ethical Conduct. See “Corporate Governance Guidelines and Code of Ethical Conduct” below.

The Compensation Committee

The purpose of the Compensation Committee is to assist our Board in fulfilling its oversight responsibilities relating to the Company’s compensation and employment benefit plans, policies, and programs. The Compensation Committee establishes, among other things, the compensation of our executive officers. The Compensation Committee also administers our equity incentive programs and establishes the terms of our grants under these plans. The Compensation Committee currently consists of Messrs. Smith (Chairman) and Fennebresque, and Ms. Czanderna. The Compensation Committee met five times during 2020. As discussed above, our Board has affirmatively determined that Messrs. Smith and Fennebresque, and Ms. Czanderna each are independent.
The Compensation Committee has continued to engage Meridian as its independent compensation consultant to serve as an advisor to the Committee on executive and outside director compensation issues and to provide recommendations as to executive and outside director compensation levels. Meridian provided a compensation benchmarking study to the Compensation Committee in March 2019. The Compensation Committee reviewed the updated benchmarking study and utilized this study in making compensation decisions for fiscal 2020. The Committee has evaluated Meridian’s independence as its compensation consultant by considering each of the independence factors adopted by the NYSE and the SEC. Based on such evaluation, the Committee determined that there are no conflicts of interest that would compromise Meridian’s independence.
The Compensation Committee operates pursuant to a written charter, a copy of which can be found on our website at www.BlueLinxCo.com. Additionally, the charter is available in print to any stockholder who requests it by writing to BlueLinx Holdings Inc., Attn: Corporate Secretary, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. Pursuant to the terms of its written charter, the Compensation Committee may delegate certain of its duties and responsibilities to a subcommittee consisting of one or more members of the Compensation Committee, or to executive officers of the Company.

For more information on the role of the Compensation Committee and its processes and procedures for considering and determining executive officer compensation, see “Compensation Discussion and Analysis” in this proxy statement.

The Nominating and Governance Committee

The purpose of the Nominating and Governance Committee is to assist our Board in fulfilling its oversight responsibilities relating to our director nominations process, as well as developing and maintaining our corporate governance policies. The Nominating and Governance Committee has the authority, among other things, to (1) oversee the composition of the Board and its committees; (2) develop and maintain the Company’s corporate governance policies and related matters, including evaluating any waivers to the Company’s Code of Ethical Conduct; (3) establish and oversee a process for the annual evaluation of the Board and each committee; (4) review and approve or ratify all related-party transactions or relationships involving a Board member or officer of the Company; (5) oversee executive management succession planning; (6) review requests by executive management to serve on outside board of directors of other for-profit companies; (7) identify and communicate to the Board relevant current and emerging corporate and governance trends, issues, and practices, and oversee the continuing education program for directors and the orientation program for new directors; and (8) make recommendations regarding director compensation.

The Nominating and Governance Committee currently consists of Messrs. DiNapoli (Chairman), Schumacher, Smith, and Ms. Yancey. The Nominating and Governance Committee met five times during fiscal 2020. As discussed above, our Board has determined that Messrs. DiNapoli, Schumacher, and Smith and Ms. Yancey are each independent.

The Nominating and Governance Committee operates pursuant to a written charter, a copy of which can be found on our website at www.BlueLinxCo.com. Additionally, the charter is available in print to any stockholder who requests it by writing to BlueLinx Holdings Inc., Attn: Corporate Secretary, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067.

Director Nomination Process

Our Nominating and Governance Committee is responsible for identifying and evaluating director candidates from time to time. We believe that identifying and nominating highly skilled and experienced director candidates is critical to our future. Our Nominating and Governance Committee encourages all directors, independent or otherwise, to identify potential director nominees. To the extent we receive any such nominations or recommendations, they will be considered at such time based on such factors as the Nominating and Governance Committee considers relevant.

During the evaluation process, our Nominating and Governance Committee seeks to identify director candidates with the highest personal and professional ethics, integrity, and values. While it has not adopted a formal written diversity policy, in the context of the needs of our Nominating and Governance Committee at any given point in time, our Nominating and Governance Committee intends to seek more diversity on the Board. Furthermore, the Nominating and Governance Committee will seek candidates with diverse experience in business, sales, and other matters relevant to a company such as ours. In addition, the Nominating and Governance Committee considers factors that it deems appropriate when selecting director nominees, including, without limitation, independence, education, prominence in their profession, accounting and financial expertise, civic and community relationships, industry knowledge and experience, concern for the interests of our stockholders, an understanding of our business and operations, and industry knowledge and expertise. Additionally, our Nominating and Governance Committee requires that director nominees have sufficient time to devote to our business and affairs.

Stockholders may recommend director candidates for consideration by the Nominating and Governance Committee by submitting the individual’s name, qualifications, and the other information set forth in our bylaws applicable to director nominees by stockholders to our Corporate Secretary. See “Communications with the Board of Directors” below. The Nominating and Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders and other interested parties who wish to send communications, including recommendations for director nominees, to our Board or any individual director may do so by writing to the Board of Directors, in care of our Corporate Secretary, at our principal executive offices, BlueLinx Holdings Inc., Attn: Corporate Secretary, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. Your letter should indicate whether you are a stockholder. Depending on the subject matter, our Corporate Secretary will, as appropriate:

•forward the communication to the director to whom it is addressed or, in the case of communications addressed to the Board of Directors generally, to the Chairman;
•attempt to handle the inquiry directly where it is a request for information about us; or
•not forward the communication if it is primarily commercial in nature, or if it relates to an improper topic.

Communications from interested parties that are complaints or concerns relating to financial and accounting methods, internal accounting controls, or auditing matters should be sent to the Chairman of the Audit Committee, following the procedures set forth above. Director nominations will be reviewed for compliance with the requirements identified under “Submission of Stockholder Proposals” in this proxy statement, and if they meet such requirements, will be promptly forwarded to the director or directors identified in the communication.

All communications will be summarized for our Board on a periodic basis and each letter will be made available to any director upon request.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth, as of March 25, 2021 (unless otherwise indicated in the footnotes), certain information with respect to our common stock owned beneficially by (1) each director or director nominee, (2) each named executive officer, (3) all executive officers and directors as a group, and (4) each person known by us to be a beneficial owner of more than 5% of our outstanding common stock.

Unless otherwise noted, each of the persons listed has sole investment and voting power with respect to the shares of common stock included in the table. In addition, unless otherwise noted below, the address for each beneficial owner is the Company’s corporate headquarters located at 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067.

Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Pursuant to the rules of the SEC, shares of our common stock that a person has a right to acquire beneficial ownership of within 60 days are deemed to be outstanding for the purpose of computing percentage ownership of such owner; hence, restricted stock units for our directors that vest within 60 days of March 25, 2021 (and would settle within 30 days of retirement from the Board) are included, as described below.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding (1)
Nokomis Capital, L.L.C. (2)	906,650	9.58%
Punch & Associates Investment Management, Inc. (3)	807,621	8.53%
Mitchell B. Lewis (4)	191,365	2.02%
Kim S. Fennebresque (5)	132,168	1.38%
Alan H. Schumacher (6)	75,621	*
Dominic DiNapoli (7)	56,585	*
J. David Smith (8)	39,908	*
Karel K. Czanderna (9)	28,833	*
Kelly C. Janzen	19,404	*
Alexander S. Averitt	8,195	*
Susan C. O’Farrell (10)	4,458	*
Carol B. Yancey	—	*
All executive officers and directors as a group (11 persons) (11)	578,634	5.94%

*    Less than one percent.

(1)The percentage ownership calculations are based on 9,468,042 shares of our common stock outstanding on March 25, 2021.

(2)Based solely on a Schedule 13G/A filed with the SEC on February 12, 2021, by Nokomis Capital, LLC and Brett Hendrickson. In this filing, Nokomis Capital, L.L.C. reported that it exercises shared voting and investment authority over 906,650 shares of our stock with its principal Brett Hendrickson. The address for Nokomis Capital, L.L.C. and Brett Hendrickson is 1300 Golden Gate Drive, Southlake, TX 76092.

(3)Based solely on a Schedule 13G/A filed with the SEC on February 16, 2021, by Punch & Associates Investment Management, Inc. (the “Punch Investor”). In this filing, the Punch Investor reported shared voting and investment authority over 807,621 shares of our stock. The address of the business office of each of the Punch Investor is 7701 France Ave. So., Suite 300, Edina, MN 55435.

(4)These shares are held by a grantor retained annuity trust for the benefit of Mr. Lewis and certain of his family members.

(5)Mr. Fennebresque’s shares include 80,984 restricted stock units which are vested and will settle within 30 days of the earlier of his retirement from the Board or ten years from the date of grant, and 21,334 restricted stock units which will vest on May 21, 2021, and settle within 30 days of the earlier of his retirement from the Board or ten years from the date of grant. 29,850 shares are held by a grantor trust established by Mr. Fennebresque for estate planning purposes.

(6)Mr. Schumacher’s shares include 50,194 restricted stock units which are vested and will settle within 30 days of his retirement from the Board at the Annual Meeting, and 12,000 restricted stock units which will vest on May 21, 2021, and settle within 30 days of his retirement from the Board at the Annual Meeting.

(7)Mr. DiNapoli’s shares include 39,585 restricted stock units which are vested and will settle within 30 days of the earlier of his retirement from the Board or ten years from the date of grant, and 12,000 restricted stock units which will vest on May 21, 2021, and settle within 30 days of the earlier of his retirement from the Board or ten years from the date of grant. Mr. DiNapoli’s shares are held by a family trust, of which Mr. DiNapoli’s spouse is the trustee.

(8)Mr. Smith’s shares include 19,908 restricted stock units which are vested and will settle within 30 days of the earlier of his retirement from the Board or ten years from the date of grant, and 12,000 restricted stock units which will vest on May 21, 2021, and settle within 30 days of the earlier of his retirement from the Board or ten years from the date of grant.

(9)Ms. Czanderna’s shares include 13,833 restricted stock units which are vested and will settle within 30 days of the earlier of her retirement from the Board or ten years from the date of grant, 12,000 restricted stock units which will vest on May 21, 2021, and settle within 30 days of the earlier of her retirement from the Board or ten years from the date of grant, and 3,000 shares held by the Karel K. Czanderna Trust.

(10)Ms. O’Farrell entered into a separation agreement with the Company on March 9, 2020, pursuant to which she separated from the Company, effective April 12, 2020.

(11)This group does not include Ms. O’Farrell, who separated from the Company, effective April 12, 2020.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the shares of our common stock that may be issued upon the exercise of options and other awards under our existing equity compensation plans as of January 2, 2021. Our stockholder-approved equity compensation plans consist of the 2004 Plan, the 2006 Plan, and the 2016 Plan. Shares are available for issuance under the 2016 Plan only. We do not have any non-stockholder approved equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	725,483	$—	47,401
Equity compensation plans not approved by security holders	—	n/a	—
Total	725,483	$—	47,401

(1) The number of shares reported represents the number of shares corresponding to outstanding RSUs (both time-based and performance-based) under our stockholder-approved plans. For performance-based RSUs where performance attainment has yet to be determined, the number of shares reported reflects payout at target performance; shares reserved for issuance under our stockholder-approved plans will be adjusted accordingly for a payout other than at target performance.

(2) There is no weighted-average exercise price because we have no outstanding awards with exercise prices.

See “Proposal 3: Approval of the BlueLinx Holdings Inc. 2021 Long-Term Incentive Plan: Information on Current Equity Compensation Plans as of March 25, 2021” for information on changes to outstanding awards under our equity compensation plans between January 2, 2021, and March 25, 2021.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

In addition to our President and Chief Executive Officer, Mitchell B. Lewis, whose information can be found under Proposal 1: Election of Directors, the following are the executive officers of the Company as of April 15, 2021:

Name	Age	Position
Kelly C. Janzen	48	Chief Financial Officer, Treasurer, and Senior Vice President
Alexander S. Averitt	44	Chief Operating Officer
Shyam K. Reddy	46	Chief Administrative Officer, Senior Vice President, Corporate Development, General Counsel, and Corporate Secretary
Brian J. Sasadu	47	Chief Human Resources Officer

Kelly C. Janzen, Chief Financial Officer, Treasurer, and Senior Vice President

Ms. Janzen became our Senior Vice President, Chief Financial Officer, Treasurer, and Principal Accounting Officer effective April 2020. Prior to joining the Company, Ms. Janzen had the following experience:

•    WestRock — Senior Vice President and Chief Accounting Officer from August 2017 to April 2020.
•    Baker Hughes, a GE Company — Vice-President, Controller and Chief Accounting Officer from September 2016 to
July 2017.
•    McDermott International, Inc. — Vice President of Finance and Chief Accounting Officer from December 2014 to
August 2016.
•    General Electric – Distributed Power Controller from April 2013 to December 2014; Global Growth and Operations
Controller from August 2011 to April 2013; various roles with GE Healthcare, including Assistant Controller, from
April 2004 to August 2011; GE Security Controller from October 2000 to April 2004.

Ms. Janzen earned her bachelor’s degree in accounting from Louisiana State University and is a Certified Public Accountant.

Alexander S. Averitt, Chief Operating Officer

Mr. Averitt became our Chief Operating Officer effective April 2018. Prior to joining the Company, Mr. Averitt had the following experience:

•    Cedar Creek, LLC — President and Chief Executive Officer from September 2017 to April 2018; Chief Operating
Officer from April 2015 to September 2017; Various roles from 2005 to April 2015.
•    Jeld-Wen Inc. — Various roles including General Manager from 1996 to 2005.

Mr. Averitt earned a Bachelor of Professional Studies degree from Arkansas Tech University.

Shyam K. Reddy, Chief Administrative Officer, Senior Vice President, Corporate Development, General Counsel, and Corporate Secretary

Mr. Reddy became our Senior Vice President, Chief Administrative Officer, and Senior Vice President, Corporate Development, effective May 2019. Mr. Reddy also serves as our General Counsel and Corporate Secretary. Prior to becoming our Chief Administrative Officer, Mr. Reddy had the following experience:

•    BlueLinx Holdings Inc. — Senior Vice President and Chief Transformation Officer from April 2018 to May 2019;
Senior Vice President, Chief Administrative Officer, General Counsel, and Corporate Secretary from May 2017 to
April 2018; Senior Vice President, General Counsel, and Corporate Secretary from June 2015 to May 2017.
•    Euramax International, Inc. (the predecessor of OmniMax International, LLC) — Senior Vice President, Chief
Administrative Officer, General Counsel, and Corporate Secretary from March 2013 to March 2015.
•    U.S. General Services Administration — Regional Administrator of the Southeast Sunbelt Region from March 2010 to
March 2013.
•    Kilpatrick, Townsend & Stockton LLP — Partner, Corporate Law, from January 2009 to March 2010; Associate from
August 2000 to December 2008.

Mr. Reddy received a Bachelor of Arts degree in Political Science, and a Master of Public Health degree from Emory University, and also received a Juris Doctor degree from the University of Georgia.

Brian J. Sasadu, Chief Human Resource Officer

Mr. Sasadu became our Chief Human Resource Officer effective January 2019. Prior to joining the Company, Mr. Sasadu had the following experience:

•    Coca-Cola Refreshments USA, Inc. — Senior Vice President, Human Resources from July 2016 to December 2018;
Vice President, Human Resources, Supply Chain, U.S. Region and Commercial from April 2014 to July 2016; Vice
President, Labor and Employment from August 2007 to April 2014; Various roles from 2003 to August 2007.
•    King & Spalding LLP — Associate, Labor and Employment, from 1998 to 2003.

Mr. Sasadu received a Bachelor of Arts degree in Political Science and a Juris Doctor degree from the University of Florida.

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee of our Board, referred to in this discussion as the Committee, is responsible for reviewing, establishing, and approving the compensation of our named executive officers. The Committee is comprised solely of directors that our Board has determined to be independent under applicable SEC and NYSE listing standards.

For fiscal 2020, our named executive officers were:
•Mitchell B. Lewis, our President and Chief Executive Officer;
•Alexander S. Averitt, our Chief Operating Officer;
•Kelly C. Janzen, our Chief Financial Officer, Treasurer, Senior Vice President, and Principal Accounting Officer since April 13, 2020; and
•Susan C. O’Farrell, our former Senior Vice President, Chief Financial Officer, Treasurer, and Principal Accounting Officer, who separated from the Company, effective as of April 12, 2020.

The following discussion and analysis, which was reviewed and approved by the Committee, describes the material elements of our executive compensation programs for our named executive officers. This discussion also provides an overview of our executive compensation objectives and results for fiscal 2020 for our named executive officers.

Compensation Policies and Objectives

Our primary goal is to establish a compensation program that serves the long-term interests of the Company and our stockholders by aligning management’s interests with those of our stockholders through equity ownership and by promoting the attainment of our key goals. In addition, our compensation program is designed to attract and retain top quality executives with the qualifications necessary for the long-term financial success of the Company. Our executive compensation program is based on the following principles:

•Compensation decisions are driven by a pay-for-performance philosophy, which takes into account performance by both the Company and the individual’s impact on that performance;
•Performance is measured against pre-established goals, which we believe enhance our executives’ performance;
•A significant portion of compensation should be variable based on performance; and
•Total compensation opportunity should be comparable with compensation programs of companies with which we compete for executive talent.

The Committee periodically reviews our executive compensation programs to assess their appropriateness relative to market practices for similar executive positions in our industry based on data obtained from consultation with Meridian, informal market surveys, various trade group publications, and other publicly available information, and revises where appropriate.

At our 2020 annual meeting of stockholders, our stockholders expressed their continued support of our executive compensation programs by approving the non-binding, advisory vote on our executive compensation. More than 88 percent of votes cast (including abstentions) supported our executive compensation policies and practices. During 2020, we reviewed our executive compensation programs in conjunction with business results and stockholder support of our executive compensation program. Following that review, we continue to believe that our executive compensation programs are designed to support the Company and business strategies in concert with our compensation philosophy described above.

Elements of Compensation

During 2020, compensation for our named executive officers consisted of the following five general components:

•Base salary;
•Annual performance-based cash awards;
•Long-term equity incentive compensation;
•Defined contribution plan; and
•Other perquisite and benefit programs.

The compensation structure for each of our named executive officers is established largely by his or her employment agreement, and the appropriate mix and amount of compensation for each named executive officer varies based on the level of the executive’s responsibilities, as determined by the Committee. The Committee may increase any component of compensation provided by an employment agreement to any of our named executive officers. There is no established policy or formula for allocating any individual’s total compensation between cash and non-cash, or between short-term and long-term, incentives. This approach is designed to provide the Company with flexibility to respond to marketplace and individual factors in attracting and retaining executive talent and encouraging performance.

The Committee typically reviews and adjusts base salaries and awards of cash bonuses and equity-based compensation on an annual basis. Our Chief Executive Officer presents recommendations and proposals on compensation, which are developed in consultation with our Chief Administrative Officer, our Chief Human Resource Officer, and other Company representatives, to the Committee, including recommended base salaries, recommended structure, target levels, and payout levels for the annual cash bonus program under the Company’s short-term incentive plan (“STIP”), and recommended equity awards to executive officers, and management’s rationale for its recommendations. The Committee considers these recommendations before determining compensation.

Base Salary

Base salaries represent a fixed portion of named executive officer compensation and vary by job responsibility. We provide base salary because it is standard in the marketplace and provides a stable component of compensation to encourage retention. Base salaries for named executive officers are generally reviewed and approved annually by the Committee. Additionally, periodic salary adjustments are considered by the Committee upon a promotion, change in job responsibility, or when otherwise deemed appropriate for equitable or other reasons. The Chief Executive Officer’s base salary was initially established in his employment agreement, and the Committee consults with the Chief Executive Officer regarding the salaries of the other named executive officers. The Committee primarily considers the recommendations of the Chief Executive Officer, market data, a general review of the executive’s compensation (individually and relative to the other executives), and the individual performance of the executive and then approves base salary as to the named executive officers.

The following table sets forth the base salaries earned by our four named executive officers for fiscal 2020.

Officer	Base Salary ($)
Mitchell B. Lewis (1)	797,693
Alexander S. Averitt (2)	472,500
Kelly C. Janzen (3)	319,712
Susan C. O’Farrell (4)	140,673

(1)In light of the COVID-19 pandemic and the possibility of adverse impacts on the Company’s business, Mr. Lewis voluntarily reduced his annual base salary from $850,000 per year to $1 per month for the months of April through July. On August 3, 2020, the Committee rescinded the voluntary reduction and restored Mr. Lewis’s base salary, effective as of August 1, 2020. In addition, in light of the Company’s strong performance through the pandemic, the Committee retroactively restored all but 10% of his base salary for the months of April through July 2020 and paid him the restored amount of $225,000 in December 2020.

(2)In light of the COVID-19 pandemic and the possibility of adverse impacts on the Company’s business, Mr. Averitt voluntarily reduced his annual base salary of $500,000 by 10% for an initial period of six months, effective as of April 1, 2020. Subsequently, the Committee rescinded the voluntary reduction and restored Mr. Averitt’s base salary, effective as of July 1, 2020.

(3)Ms. Janzen was appointed to serve as the Company’s Senior Vice President, Chief Financial Officer, and Treasurer in April 2020, with an annual base salary of $475,000. In fiscal 2020, Ms. Janzen’s salary represents the prorated amount of her $475,000 annual salary from her employment commencement date to the end of fiscal 2020.

(4)Ms. O’Farrell, the Company’s former Senior Vice President, Chief Financial Officer, and Treasurer, separated from the Company effective April 12, 2020. In fiscal 2020, Ms. O’Farrell’s salary represents the prorated amount of her $475,000 annual salary between the beginning of fiscal 2020 and the termination of her employment on April 12, 2020 pursuant to her separation agreement.

Annual Bonuses

We utilize cash bonuses as an incentive to promote achievement of individual and Company performance goals. This component of compensation places more emphasis on our annual financial performance and the potential rewards associated with future performance of the Company and the individual executive. Annual bonuses are determined based on agreements with the individual executive as well as pursuant to the Company’s STIP. Cash bonuses are designed to:

•Support our strategic business objectives;
•Promote the attainment of specific financial goals;
•Reward achievement of specific performance objectives; and
•Encourage teamwork.

Under the STIP, an annual bonus pool is established and funded based solely on performance as measured against established business and/or financial goals at different levels of the Company’s operating structure. The Committee establishes the bonus pool based on Company performance. In general, the bonus pool is allocated to each participant based on the participant’s “target bonus percentage” (a percentage of such participant’s current base salary) and the extent to which the Company and/or such participant’s operating group(s) meets the established business and/or financial goals. Each of the named executive officers is a participant in the STIP (other than Ms. O’Farrell, who separated from the Company in April 2020), and their annual bonuses are subject to adjustment by the Committee, at its discretion, based on the executive’s individual performance and contribution to the Company during the applicable fiscal year. The threshold, target, and maximum bonus percentages for fiscal 2020 for each of the named executive officers (other than Ms. O’Farrell) as a percentage of each executive’s base salary were as follows:

Officer	Threshold	Target	Maximum
Mitchell B. Lewis	50%	100%	200%
Alexander S. Averitt	40%	80%	160%
Kelly C. Janzen (1)	40%	80%	160%

(1)    Pursuant to her employment agreement, Ms. Janzen’s cash bonus was pro-rated due to her partial year of employment to equal 75% of the actual 2020 bonus performance, subject to a minimum payout for her initial year of employment equal to 75% of her 2020 annual bonus target.

Generally, the Committee sets the target levels for financial performance metrics for the STIP in alignment with the Company’s strategic plan. In making the annual determination of the threshold, target, and maximum levels, the Committee may consider specific circumstances facing the Company during the applicable fiscal year. For fiscal 2020, 100% of a named executive officer’s potential STIP award was based on corporate earnings before interest, tax, depreciation, and amortization targets, as adjusted for non-cash items and other items that are allowed at the discretion of the Committee (“Adjusted EBITDA”) and return on working capital (“ROWC”), with the two criteria weighted at 50% Adjusted EBITDA and 50% ROWC. These objectives are measured separately against threshold, target, and maximum goals. For fiscal 2020, the threshold, target, and maximum goal were as follows:

Performance Metric	Threshold	Target	Maximum
Adjusted EBITDA (1) (in millions)	$76.5	$90	$180
ROWC (2)	16.9%	19.9%	39.8%

(1)Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the operating performance of the Company. Adjusted EBITDA, as we define it, is an amount equal to net income (loss) plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted for certain non-cash items and other special items, including compensation expense from share based compensation, one-time charges associated with the legal, consulting, and professional fees related to the Cedar Creek acquisition, and gain on sales of properties including amortization of deferred gains. Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP.

(2)ROWC is calculated as trailing twelve months’ Adjusted EBITDA divided by the sum of the trailing twelve months’ average of accounts receivable plus inventories less accounts payable and bank overdrafts.

The Company exceeded target Adjusted EBITDA and ROWC levels during fiscal 2020, with an Adjusted EBITDA of $170.4 million and a ROWC of 38.8%, which resulted in an overall payout level equal to 192% of target bonus, which was paid in March 2021. The Committee did not make any adjustments to the plan goals or the calculation of performance results due to the pandemic. Based on our financial performance, the named executive officers earned bonus compensation under the Company’s STIP in connection with fiscal 2020 as described in “Compensation of Executive Officers.”

For fiscal 2021, the Committee established the STIP financial performance objectives for Mr. Lewis, Mr. Averitt, and Ms. Janzen based on Adjusted EBITDA and ROWC, with the two criteria continuing to be weighted at 50% Adjusted EBITDA and 50% ROWC.

In connection with her separation from the Company, Ms. O’Farrell entered into a separation agreement with the Company. Pursuant to the separation agreement, Ms. O’Farrell received a lump sum severance amount equal to $475,000 and a pro rata target bonus equal to $77,805, which equals the pro rata target bonus that would have been payable to Ms. O’Farrell under the terms of the STIP for fiscal 2020.

Long-Term Equity Incentive Plan

The purpose of our Long-Term Equity Incentive Plan, or LTIP, is to provide an incentive to our employees to work towards the achievement of our long-term performance goals. A further purpose of the LTIP is to provide a means through which we may better attract able individuals to become employees of the Company by providing these individuals with stock ownership. We also consider the program a key retention tool. For all of these reasons, we believe this component of compensation further advances and aligns the interests of the Company and its stockholders. The Committee retains the discretion to set the date on which LTIP awards will be made to executives and management, and has the discretion to make additional LTIP grants at any time during the year. Such grants generally would be in connection with new hires or promotions within the Company.

In making decisions regarding long-term equity incentive awards for named executive officers, the Committee reviews the comparable equity award data for similar positions in our industry, market data, and data from our compensation consultant, and also considers other relevant factors, including the terms of any applicable employment agreement.

On June 8, 2020, our named executive officers (other than Ms. O’Farrell, who separated from the Company in April 2020) received time-based restricted stock unit awards under our LTIP that will vest in three equal annual installments beginning on June 8, 2021, generally subject to the executive’s continued service with the Company through the applicable vesting dates. In addition to 65,881 time-based restricted stock units received on June 8, 2020 granted in satisfaction of her employment agreement, Ms. Janzen received 13,000 time-based restricted stock units on April 13, 2020 in connection with her hire as Chief Financial Officer that vest in two equal annual installments on February 1, 2021 and February 1, 2022, generally subject to her continued service with the Company through the applicable vesting dates. While historically our equity grants to named executive officers have included performance-based RSUs, the Committee elected to grant 2020 equity awards solely as time-based RSUs given the uncertain economic environment the Company was facing due to the COVID-19 pandemic at the time the grants were approved.

The table below shows the number of time-based restricted stock units granted to our named executive officers in fiscal 2020:

Officer	Time-Based RSUs
Mitchell B. Lewis	100,000
Alexander S. Averitt	36,000
Kelly C. Janzen	78,881

Each restricted stock unit granted to our named executive officers in fiscal 2020 pursuant to our LTIP represents a contingent right to receive one share of BlueLinx Holdings Inc. common stock. The Committee considered the total dollar value of each named executive officer’s award, the uncertain economic environment at the time the grants were approved, and the shares available for grant under the LTIP when approving the grant, and the value of these awards took into account the volatility of the market price of our common stock prior to the date of the grant. Further information on equity ownership can be found below in “Compensation of Executive Officers.”

Defined Contribution Plan

The Company historically provides retirement benefits to the named executive officers under the terms of its tax-qualified 401(k) defined contribution plan, including matching contributions for all salaried employees. The named executive officers participate in the plan on the same terms as our other participating salaried employees, and we believe that these benefits are analogous to those provided by comparable companies. The Company does not maintain any defined benefit or supplemental retirement plans for its executive officers.

Perquisites and Other Personal Benefits

The Company provides the named executive officers with perquisites and other personal benefits that the Company believes are reasonable, competitive in the market, and consistent with its overall compensation program, to better enable the Company to attract and retain superior employees for key positions. The named executive officers may be provided benefits such as a car allowance, payment of certain club dues, life insurance, an executive physical exam, and reimbursement for relocation expenses, if applicable. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

Costs of the perquisites and personal benefits described above for the named executive officers for fiscal 2020 that meet the threshold established by SEC regulations are included in the 2020 Summary Compensation Table in the “All Other Compensation” column. See “Compensation of Executive Officers.”

Role of Management and Compensation Consultant

The Committee regularly consults with management regarding employee compensation matters, and our Chief Executive Officer makes compensation recommendations to the Committee for the other named executive officers; however, our Chief Executive Officer does not make a recommendation to the Committee for his own compensation. The Chief Executive Officer’s compensation was primarily determined by, and the material terms of his compensation arrangement are reflected in, his employment agreement entered into on January 15, 2014, and amended on June 1, 2018. For further information regarding the terms of the Chief Executive Officer’s employment, see “Employment Agreement with Chief Executive Officer” below.

The Committee also considers market factors in making decisions about our compensation program, and the Committee has the authority to retain independent consultants and other advisors. In this regard, the Committee retained Meridian to periodically advise it on executive compensation matters and to provide compensation recommendations as to our executive officers. In selecting Meridian, the Committee assessed Meridian’s independence, including the potential for conflicts of interests as required by NYSE listing requirements, and concluded that Meridian was independent and free from potential conflicts of interest.

The Committee and the Company periodically discuss compensation issues and solicit compensation advice and data from Meridian. At the request of the Committee, Meridian provided an updated benchmarking study to the Committee in March 2019. The benchmarking study was used as a comparative tool in the Committee’s evaluation of the Company’s executive compensation in relation to companies believed to represent the appropriate comparable labor market for executive talent. During the past year, Meridian has also provided strategic consulting services with respect to compensation as it relates to the COVID-19 pandemic and the Company’s response. The Committee periodically reviews benchmarking studies and external market data from peer companies, and this data is among many of the variables considered by the Committee when making compensation decisions. Although management, our compensation consultant, and other invitees at Committee meetings may participate in discussions and provide input, final decisions on compensation for our named executive officers are solely the responsibility of the Committee.

Employment Agreements

We use employment agreements to attract and/or retain certain named executive officers. We primarily serve the housing and remodeling industries which are historically cyclical industries, and employment agreements have assisted us in attracting and retaining top executive talent by providing some degree of certainty in light of these major industry cycles. In addition, the Committee believes employment agreements have been useful in securing executive talent for the long-term benefit of the Company and our stockholders. The Committee, with assistance from our human resources department and legal counsel, establishes and negotiates the terms of our executive employment agreements. Our executive employment agreements also include confidentiality, non-competition, and non-solicitation provisions, all for the benefit of the Company. Consistent with our compensation philosophy, the employment agreements provide for a significant component of each executive’s annual compensation to be variable, with cash bonuses under our STIP being paid based on Company performance against pre-established financial or operational goals. Additionally, the value of annual equity compensation is determined by our common stock price, so our executives’ interests are aligned with those of our stockholders in this regard.

Employment Agreement with Chief Executive Officer

On January 15, 2014, we entered into an employment agreement with Mr. Mitchell B. Lewis, our President and Chief Executive Officer. The current term of the agreement will expire on January 15, 2021. However, the agreement will automatically renew for successive one-year terms unless 90 days’ prior written notice is given by the Company in advance of the expiration date. The employment agreement provides that Mr. Lewis will receive an initial base salary of $650,000 per year, subject to increase at the discretion of the Committee. Mr. Lewis is also eligible to receive an annual bonus pursuant to the terms of the Company’s STIP, with the annual bonus potential to be a target of 100% of his base salary based upon satisfaction of performance goals and bonus criteria to be defined and approved by the Committee in advance for each fiscal year. The employment agreement also provides that Mr. Lewis is eligible to participate in all benefit programs for which senior executives generally are eligible, including the Company’s long-term incentive plans.

Mr. Lewis’s employment agreement was amended as of June 1, 2018, to add a restrictive covenant regarding the solicitation of vendors, which was in addition to the other restrictive covenant obligations already set forth in the employment agreement. On March 22, 2020, in response to the potential adverse economic conditions resulting from the COVID-19 pandemic, Mr. Lewis and the Company entered into a letter agreement pursuant to which Mr. Lewis voluntarily reduced his annual base salary from $850,000 per year to $1 per month for the months of April through July. On August 3, 2020, the Committee rescinded the voluntary reduction and restored Mr. Lewis’s base salary, effective as of August 1, 2020. In addition, the Committee retroactively restored all but 10% of his base salary for the months of April through July 2020, and paid him the restored amount of $225,000 in December 2020.

If Mr. Lewis’s employment is terminated without “cause” or he resigns for “good reason,” each as described in the employment agreement, Mr. Lewis will be entitled to receive, among other things, a payment equal to two times his annual base salary in effect immediately prior to the date of termination. In addition, Mr. Lewis’s outstanding time-vested equity awards that were granted in 2018 would vest in full and. pursuant to the terms of the applicable award agreements, his time-vested equity awards that were granted in 2019 and 2020 would be forfeited. Mr. Lewis’s outstanding performance-vested equity awards granted in 2018 would remain outstanding and vest in accordance with their terms as if he had continued to remain employed with the Company and, pursuant to the terms of the applicable award agreements, his outstanding performance-vested equity awards granted in 2019 would be forfeited.

Under the employment agreement, in the event Mr. Lewis’s employment is terminated without “cause” or he resigns for “good reason” in connection with or within 24 months after a change in control of the Company, Mr. Lewis will be entitled to receive, among other things, a payment equal to three times his annual base salary in effect immediately prior to the date of termination. In addition, Mr. Lewis’s outstanding time-vested equity awards would vest in full. Mr. Lewis’s outstanding performance-vested equity awards granted in 2018 would remain outstanding and vest in accordance with their terms as if he had continued to remain employed with the Company and, pursuant to the terms of the applicable award agreement, his outstanding performance-vested equity awards granted in 2019 would vest on the date of termination and would be calculated based on the greater of target performance or actual performance through the date of termination of employment.

As a condition to receiving the severance payments described above, Mr. Lewis must sign a release of claims against the Company and must comply with the restrictive covenants in his employment agreement, including covenants prohibiting him from disclosing confidential information, soliciting employees or customers, or competing with the Company.

Employment Agreement with Chief Operating Officer

On April 19, 2018, we entered into an employment agreement with Mr. Alexander S. Averitt, our Chief Operating Officer. The current term of the agreement will expire on April 16, 2021. However, the agreement will automatically renew for successive one-year terms unless 90 days’ prior written notice is given by the Company in advance of the expiration date. The employment agreement provides that Mr. Averitt will receive an initial base salary of $500,000 per year, subject to increase at the discretion of the Committee. Mr. Averitt is also eligible to receive an annual bonus pursuant to the terms of the Company’s STIP, with the annual bonus potential to be a target of 80% of his base salary, based upon satisfaction of performance goals and bonus criteria to be defined and approved by the Committee in advance for each fiscal year. The employment agreement provides that Mr. Averitt is eligible to participate in all benefit programs for which senior executives generally are eligible, including the Company’s long-term incentive plans. In addition, under his employment agreement, Mr. Averitt receives a $750 per month car allowance.

Mr. Averitt’s employment agreement was amended as of June 1, 2018, to add a restrictive covenant regarding the solicitation of vendors, which was in addition to the other restrictive covenant obligations already set forth in the employment agreement. The employment agreement was further amended on June 7, 2019, in connection with the grant of annual awards under the LTIP with respect to the treatment of such awards under various circumstances. On March 30, 2020, in response to the potential adverse economic conditions resulting from the COVID-19 pandemic, Mr. Averitt and the Company entered into a letter agreement pursuant to which Mr. Averitt voluntarily reduced his annual base salary by 10% per month for a period of six months beginning on April 1, 2020. Subsequently, the Committee rescinded the voluntary reduction and restored Mr. Averitt’s base salary, effective as of July 1, 2020.

If Mr. Averitt’s employment is terminated without “cause” or he resigns for “good reason,” each as described in the employment agreement, Mr. Averitt will be entitled to, among other things, a payment equal to his annual base salary in effect immediately prior to the date of termination plus the pro-rata portion of his annual target bonus for the performance year in which the termination occurs. Mr. Averitt’s time-vested equity awards and performance-vested equity awards will be forfeited in accordance with their applicable award agreements.

Under the employment agreement, in the event Mr. Averitt’s employment is terminated without “cause” or he resigns for “good reason” in connection with or within 24 months after a change in control of the Company, Mr. Averitt will be entitled to receive, among other things, a payment equal to two times his annual base salary in effect immediately prior to the date of termination plus the pro-rata portion of his annual target bonus for the performance year in which the termination occurs. In addition, in accordance with the terms of each applicable award agreement, Mr. Averitt’s outstanding time-vested awards that were granted in 2018 would automatically vest and become non-forfeitable, while any performance-vested equity awards that were granted in 2018 would be forfeited. Mr. Averitt’s outstanding time-vested equity awards granted in 2019 and 2020 would immediately vest on the date of termination, and his outstanding performance-vested equity awards granted in 2019 would vest on the date of termination and would be calculated based on the greater of target performance or actual performance through the date of termination of employment.

As a condition to receiving the severance payments described above, Mr. Averitt must sign a release of claims against the Company and must comply with the restrictive covenants in his employment agreement, including covenants prohibiting him from disclosing confidential information, soliciting employees or customers, or competing with the Company.

Employment Agreement with Chief Financial Officer

On March 2, 2020, we entered into an employment agreement with Ms. Kelly C. Janzen, our Chief Financial Officer, Treasurer, Senior Vice President and Principal Accounting Officer that became effective on April 13, 2020. The current term of the agreement will expire on April 13, 2021. However, the agreement will automatically renew for successive one-year terms unless 90 days’ prior written notice is given by the Company in advance of the expiration date.

The employment agreement provides that Ms. Janzen will receive an initial base salary of $475,000 per year, subject to increase at the discretion of the Committee. Ms. Janzen received a signing bonus of $50,000 in connection with entering into her employment agreement. Ms. Janzen is also eligible to receive an annual bonus pursuant to the terms of the Company’s STIP, with the annual bonus potential to be a target of 80% of her base salary, based upon satisfaction of performance goals and bonus criteria to be defined and approved by the Committee in advance for each fiscal year. For fiscal 2020, pursuant to her employment agreement, Ms. Janzen’s cash bonus was pro-rated to equal 75% of the actual 2020 bonus performance, with a minimum payout equal to no less than 75% of her 2020 annual bonus target, with such bonus guaranteed to be paid regardless of actual performance if Ms. Janzen was employed by the earlier of the date such bonuses are paid or March 25, 2021. In connection with entry into her employment agreement, Ms. Janzen also received a special equity grant of 13,000 restricted stock units, with 6,500 vesting on February 1, 2021 and the other 6,500 vesting on February 1, 2022. Also pursuant to the employment agreement, if the value of the special equity grant was less than $200,000 as of the grant date, Ms. Janzen would be entitled to an additional cash payment equal to the difference between the grant date value of the restricted stock units and $200,000. As of the grant date, the 13,000 restricted stock units were valued at $59,540, which meant Ms. Janzen was entitled to an additional cash payment of $140,460, which was paid on May 1, 2020. The employment agreement provides that Ms. Janzen is eligible to participate in all benefit programs for which senior executives generally are eligible, including the Company’s long-term incentive plans. Additionally, pursuant to her employment agreement, Ms. Janzen was entitled to receive an equity grant in fiscal 2020 equal to 100% of her base salary, which was to be made concurrently with awards made to other direct reports of the Chief Executive Officer. On June 8, 2020, Ms. Janzen received a grant of 65,881 time-based restricted stock units in satisfaction of her employment agreement.

If Ms. Janzen’s employment is terminated without “cause” or she resigns for “good reason,” each as described in the employment agreement, Ms. Janzen will be entitled to, among other things, a payment equal to her annual base salary in effect immediately prior to the date of termination plus the pro-rata portion of her annual target bonus for the performance year in which the termination occurs. Ms. Janzen’s time-vested equity awards would be forfeited in accordance with their applicable award agreements.

Under the employment agreement, in the event Ms. Janzen’s employment is terminated without “cause” or she resigns for “good reason” in connection with or within 24 months after a change in control of the Company, Ms. Janzen will be entitled to receive, among other things, a payment equal to two times her annual base salary in effect immediately prior to the date of termination plus the pro-rata portion of her annual target bonus for the performance year in which the termination occurs. In addition, in accordance with the terms of each applicable award agreement, Ms. Janzen’s outstanding time-vested equity awards granted in 2020 would immediately vest on the date of termination.

As a condition to receiving the severance payments described above, Ms. Janzen must sign a release of claims against the Company and must comply with the restrictive covenants in her employment agreement, including covenants prohibiting her from disclosing confidential information, soliciting employees or customers, or competing with the Company.

Employment Arrangements with Former Chief Financial Officer

On May 5, 2014, we entered into an employment agreement with Ms. Susan C. O’Farrell, our Senior Vice President, Chief Financial Officer, Treasurer, and Principal Accounting Officer. Ms. O’Farrell separated from the Company, effective as of April 12, 2020.

The employment agreement provided that Ms. O’Farrell would receive an initial base salary of $400,000 per year, subject to increase at the discretion of the Committee. If Ms. O’Farrell’s employment was terminated without “cause” or she resigned for “good reason,” each as described in the employment agreement, Ms. O’Farrell would be entitled to, among other things, a payment equal to her annual base salary in effect immediately prior to the date of termination plus the pro-rata portion of her annual target bonus for the performance year in which the termination occurs. In addition, Ms. O’Farrell’s outstanding time-vested equity awards that were granted in 2018 would vest in full and her time-vested equity awards that were granted in 2019 would be forfeited. Ms. O’Farrell’s outstanding performance-vested equity awards granted in 2018 would remain outstanding and vest in accordance with their terms as if she had continued to remain employed with the Company and her outstanding performance-vested equity awards granted in 2019 would be forfeited. As a condition to receiving these severance payments described above, Ms. O’Farrell must sign a release of claims against the Company and must comply with the restrictive covenants in her employment agreement, including covenants prohibiting her from disclosing confidential information, soliciting employees or customers, or competing with the Company.

Ms. O’Farrell entered into a separation agreement with the Company on March 9, 2020, in connection with her separation from the Company effective April 12, 2020 and pursuant to which she received the post-employment compensation and benefits described above. The Company also agreed that one-third of her 2019 time-based restricted stock units will continue to vest and become non-forfeitable on June 7, 2020. Under the separation agreement, Ms. O’Farrell confirmed the continued effectiveness of all existing restrictive covenants applicable under her employment agreement and entered into a general release in favor of the Company.

Clawback Provisions

We maintain clawback provisions relating to bonus or incentive-based or equity-based compensation in our employment agreements with our executive officers. Under these clawback provisions, in the event of an accounting restatement as a result of misconduct, the executive must reimburse the Company for certain compensation and profits previously received in the year following the original filing of the restated financial statements.

Risk Analysis of Compensation Program

The Committee has reviewed our compensation program to determine if the elements encourage excessive or unnecessary risk taking that reasonably could have a material adverse effect on the Company. There is no objective way to measure risk resulting from a company’s compensation program; therefore, such analysis is subjective in nature. After reviewing our compensation program, the Committee believes that the only elements that could incentivize risk taking are the annual cash incentives under the STIP, and awards made under LTIP with payouts dependent on the achievement of certain performance levels by the Company. Since base salaries are fixed, they do not encourage risk taking. The same is true of awards under the

LTIP that include only time-based vesting. Based upon the value of each of these elements to the overall compensation mix and the relative value each has to the other, the Committee believes that the Company’s compensation program is appropriately balanced. The Committee believes that the mix of short-term and long-term awards minimizes risks that may be taken, as any risks taken for short-term gains ultimately could jeopardize not only the Company’s ability to meet the long-term performance objectives, but also appreciation in the Company’s stock price. In addition, the Committee believes that the establishment of reasonable performance goals, and the capping of payouts for the performance-based STIP and LTIP compensation components further reduce any risk-taking incentive that may be associated with these compensation elements. As a result, the Committee does not believe that our compensation program incentivizes unreasonable risk taking.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code as in effect prior to the enactment of the Tax Cuts and Jobs Act of 2017 enacted on December 22, 2017 (the “Act”), limited to $1 million the deduction that the Company was permitted to take for annual compensation paid to each “covered employee” (at that time defined as the CEO and the three other highest paid executive officers employed at the end of the year other than the Chief Financial Officer (“CFO”)), except to the extent the compensation qualified as “performance-based” for purposes of Section 162(m). The Act retained the $1 million deduction limit, but it repealed the performance-based compensation exemption and expanded the definition of “covered employees” effective for taxable years beginning after December 31, 2017. “Covered employees” for a fiscal year now include any person who served as CEO or CFO of the Company at any time during that fiscal year, the three other most highly compensated executive officers for that fiscal year (whether or not employed on the last day of that fiscal year) and any other person who was a covered employee in a previous taxable year (but not earlier than 2017) as determined pursuant to the pre-Act version of Section 162(m). The Committee considers tax deductibility when making its decisions regarding executive compensation but reserves the right to award nondeductible compensation when appropriate to accomplish other compensation objectives.

COMPENSATION COMMITTEE REPORT
The Compensation Committee reviewed and discussed the “Compensation Discussion and Analysis” set forth above with management. Based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated in the Company’s Annual Report on Form 10-K.
J. David Smith, Chairman
Karel K. Czanderna
Kim S. Fennebresque

COMPENSATION OF EXECUTIVE OFFICERS
2020 SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash compensation for fiscal 2020, 2019, and 2018, as applicable, awarded to our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and former Chief Financial Officer. We refer to these four individuals as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Mitchell B. Lewis, President and Chief Executive Officer (2)	2020	797,693	—	898,000	1,633,284	10,510	3,339,487
	2019	850,000	—	2,231,001	—	12,880	3,093,880
	2018	807,331		2,550,001	—	16,274	3,373,606
Alexander S. Averitt, Chief Operating Officer (3)	2020	472,500	—	323,280	768,604	14,221	1,578,605
	2019	500,000	—	485,000	32,915	13,952	1,031,867
Kelly C. Janzen, SVP, Chief Financial Officer, Treasurer and Principal Accounting Officer (4)	2020	319,712	190,460	651,151	523,521	6,762	1,691,606
Susan C. O’Farrell, Former SVP, Chief Financial Officer, Treasurer, and Principal Accounting Officer (5)	2020	140,673	77,805	—	—	482,426	700,904
	2019	472,000	—	460,750	—	12,964	945,714
	2018	463,500	—	278,117	—	12,018	753,635

(1)The amount in this column was calculated in accordance with FASB ASC Topic 718, based on the fair value of the award at the grant date. The awards were granted under the LTIP. Stock awards generally vest in various increments over multi-year periods and are, in some cases contingent on the satisfaction of certain performance conditions. As a result, awards accounted for using the grant date fair value may not be indicative of the ultimate value the executive may receive under these grants.

(2)During fiscal 2020, Mr. Lewis voluntarily reduced his annual base salary from $850,000 per year to $1 per month for the months of April through July. On August 3, 2020, the Committee rescinded the voluntary reduction and restored Mr. Lewis’s base salary, effective as of August 1, 2020. In addition, the Committee retroactively restored all but 10% of his base salary for the months of April through July 2020 and paid him the restored amount of $225,000 in December 2020.

Mr. Lewis’s “Non-Equity Incentive Compensation” amount for fiscal 2020 consists of a STIP payment of $1,633,284, which was paid in fiscal 2021.

The amount set forth under “All Other Compensation” for fiscal 2020 includes (i) an auto allowance of $2,538, (ii) a club dues allowance of $3,308, (iii) life insurance premiums paid by the Company on behalf of Mr. Lewis of $3,423, and (iv) the amount of $1,240 which pertains to the Company’s contributions to Mr. Lewis’s 401(k) plan under the plan’s matching program.
The amount set forth under “All Other Compensation” for fiscal 2019 includes (i) an auto allowance of $5,000, (ii) a club dues allowance of $5,000, and (iii) life insurance premiums paid by the Company on behalf of Mr. Lewis of $2,880.

The amount set forth under “All Other Compensation” for fiscal 2018 includes (i) an auto allowance of $5,000, (ii) a club dues allowance of $5,000, (iii) life insurance premiums paid by the Company on behalf of Mr. Lewis of $2,230, and (iv) $4,044 for an executive physical exam.

(3)Mr. Averitt’s “Non-Equity Incentive Compensation” amount for fiscal 2020 consists of a STIP payment of $768,604, which was paid in fiscal 2021.

The amount set forth under “All Other Compensation” for fiscal 2020 includes (i) an auto allowance of $9,000, (ii) the amount of $5,077 which pertains to the Company’s contribution to Mr. Averitt’s 401(k) plan under the plan’s matching program, and (iii) an immaterial amount of Company-paid life insurance.

Mr. Averitt’s “Non-Equity Incentive Plan Compensation” amount for fiscal 2019 consists of a STIP bonus of $32,915, which is the pro-rated portion of his annual cash bonus under the Cedar Creek short-term incentive plan in respect of the performance period from January 1, 2018, through April 13, 2018, which was paid in 2019. The amount set forth under “All Other Compensation” for fiscal 2019 includes (i) an auto allowance of $9,000, (ii) the amount of $4,808 which pertains to the Company’s contribution to Mr. Averitt’s 401(k) plan under the plan’s matching program, and (iii) an immaterial amount of Company-paid life insurance.

(4)Our Board appointed Ms. Janzen to serve as the Company’s Senior Vice President, Chief Financial Officer, and Treasurer, effective April 13, 2020. Ms. Janzen’s “Non-Equity Incentive Compensation” amount for fiscal 2020 consists of a STIP payment of $523,521, which was paid in fiscal 2021.

The amount set forth under “All Other Compensation” for fiscal 2020 includes the amount of $6,668 which pertains to the Company’s contribution to Ms. Janzen’s 401(k) plan under the plan’s matching program and an immaterial amount of Company-paid life insurance.

Ms. Janzen received a sign-on bonus of $50,000 during fiscal 2020. Ms. Janzen also received a cash payment of $140,460 pursuant to her employment agreement, which entitled her to receive 13,000 restricted stock units, plus, if the 13,000 restricted stock units were not valued at or above $200,000 as of the grant date, the difference in cash between $200,000 and the value of the 13,000 restricted stock units. As of the grant date of April 13, 2020, the 13,000 restricted stock units were valued at $59,540, reflecting a closing price of $4.58 of the Company’s common stock as of such date. As a result, Ms. Janzen also received a cash payment of $140,460, which is the difference between $200,000 and the grant date value of the equity award of $59,540.

(5)Ms. O’Farrell separated from the Company on April 12, 2020. In fiscal 2020, Ms. O’Farrell’s salary represents the pro-rata share of her $475,000 annual salary between the beginning of fiscal 2020 and the date of her separation from the Company. In fiscal 2020, Ms. O’Farrell’s “Bonus” refers a pro rata target bonus of $77,805, which equals the target bonus that would have been payable under the Company’s STIP for fiscal 2020 prorated for the portion of the year Ms. O’Farrell was employed by the Company.

The amount set forth under “All Other Compensation” for fiscal 2020 includes (i) an auto allowance of $1,231, (ii) a club allowance of $1,231, (iii) the amount of $4,820 which pertains to the Company’s contribution to Ms. O’Farrell’s 401(k) plan under the plan’s matching program, (iv) an immaterial amount of Company-paid life insurance, and (v) $475,000 received as severance pay pursuant to her separation agreement.

The amount set forth under “All Other Compensation” for fiscal 2019 includes (i) an auto allowance of $4,000, (ii) a club dues allowance of $4,000, (iii) the amount of $4,820 which pertains to the Company’s contribution to Ms. O’Farrell’s 401(k) plan under the plan’s matching program, and (iv) an immaterial amount of Company-paid life insurance.

2020 OUTSTANDING EQUITY AWARDS AT YEAR END

The following table sets forth certain information with respect to unexercised stock options or cash-settled SARs, unvested shares of restricted stock or unvested time-based or performance-based restricted stock units held on January 2, 2021, by each of our named executive officers.

	Option/SAR Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options/SARs Exercisable	Number of Securities Underlying Unexercised Options/SARs Unexercisable	Option/SAR Exercise Price ($)	Option/SAR Expiration Date	Number of Shares of Stock That Have Not Vested (1)	Market Value of Shares of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Mitchell B. Lewis (4)	—	—	—	—	148,572	4,347,217	88,215	2,581,171
Alexander S. Averitt (5)	—	—	—	—	45,538	1,332,442	16,113	471,466
Kelly C. Janzen (6)	—	—	—	—	72,381	2,117,868	—	—
Susan C. O’Farrell (7)	—	—	—	—	—	—	3,350	98,021

(1)Consists of three tranches of time-based restricted stock units. The first tranche vests in three equal annual installments beginning on June 8, 2019 and the second tranche vests in three equal installments beginning on June 7, 2020, and the third tranche vests in three equal installments beginning June 8, 2021, generally subject to the executive’s continued service with the Company through the applicable vesting dates. See “Payments Upon Certain Events of Termination or Change in Control” below for information regarding any accelerated vesting in connection with these awards.

(2)The fair value of these awards was computed based on the closing price of our common stock on December 31, 2020, of $29.26.

(3)Consists of (i) performance-based restricted stock units granted on June 8, 2018, that have not yet vested (the “2018 RSUs”) and (ii) performance-based restricted stock units granted on June 7, 2019, that have not yet vested (the “2019 RSUs”). In October 2020, the Committee adjusted the performance criterion applicable to the 2018 RSUs on account of the uncertainty presented by the pandemic. Following such adjustment, the 2018 RSUs will vest on the third anniversary of the date of grant if, prior thereto the Company achieves trailing twelve month Adjusted EBITDA of at least $135 million as of the end of any fiscal quarter, generally subject to the executive’s continued service with the Company through the vesting date. The adjusted performance criterion for the 2018 RSUs were satisfied on November 12, 2020, upon certification by the Compensation Committee. The 2019 RSUs vest on the date the Compensation Committee determines that the Company has achieved a three-year cumulative Adjusted EBITDA of at least $360 million over the performance period from the beginning of the Company’s third fiscal quarter of 2019 through the end of the Company’s second fiscal quarter of 2022, generally subject to the executive’s continued service with the Company through the vesting date. See “Payments Upon Certain Events of Termination or Change in Control” below for information regarding any accelerated vesting in connection with these awards.

(4)Mr. Lewis’s outstanding shares of stock that have not yet vested consist of 10,239 time-based restricted stock units that vest on June 8, 2021 (the remaining tranche of his 2018 award), 38,333 time-based restricted stock units that vest in two equal annual installments beginning on June 7, 2021 (the second and third tranches of his 2019 award), and 100,000 time-based restricted stock units that vest in three equal annual installments beginning on June 8, 2021 (all three tranches of his 2020 award), generally subject to his continued service with the Company through the applicable vesting dates. Mr. Lewis’s outstanding equity incentive plan awards consist of 30,715 2018 RSUs, and 57,500 2019 RSUs.

(5)Mr. Averitt’s outstanding shares of stock that have not yet vested consist of 1,205 time-based restricted stock units that vest on June 8, 2021 (the remaining tranche of his 2018 award), 8,333 time-based restricted stock units that vest in two equal annual installments beginning on June 7, 2021 (the second and third tranche of his 2019 award), and 36,000 time-based restricted stock units that vest in three equal annual installments beginning on June 8, 2021 (all three tranches of his 2020 award), generally subject to his continued service with the Company through the applicable vesting dates. Mr. Averitt’s outstanding equity incentive plan awards consist of 3,613 2018 RSUs, and 12,500 2019 RSUs.

(6)Ms. Janzen’s outstanding shares of stock that have not yet vested consist of 6,500 time-based restricted stock units that will vest on February 1, 2022 (the remaining tranche of the 13,000 time-based restricted stock units granted upon her hire as Chief Financial Officer), and 65,881 time-based restricted stock units that vest in three equal annual installments beginning on June 8, 2021 (her 2020 award), generally subject to her continued service with the Company through the applicable vesting dates.

(7)Pursuant to Ms. O’Farrell’s separation agreement, one-third of her 2019 time-based restricted stock unit awards outstanding as of March 9, 2020 vested and became non-forfeitable on June 7, 2020, and the remainder were forfeited. Ms. O’Farrell’s performance-based restricted stock units granted in 2018 will continue to vest and become non-forfeitable based on the performance of the Company pursuant to those grants, but her performance-based restricted stock units granted in 2019 were forfeited. As a result, Ms. O’Farrell’s outstanding equity incentive plan awards consist of 3,350 2018 RSUs.

Payments Upon Certain Events of Termination or Change in Control

As described above under “Compensation Discussion and Analysis - Employment Agreements,” our named executive officers are entitled to receive payments in connection with the termination of their employment by the Company in certain circumstances, or certain equity awards may be subject to accelerated vesting in the event of a change in control. Additionally, our named executive officers hold equity awards issued pursuant to our LTIP.

Termination by the Company “without cause” or by the executive for “good reason”

The following table describes the salary, bonus, continuing medical coverage, and estimated present value of payments, unvested time-based restricted stock units, and unvested performance-based restricted stock units that would have been due to the named executive officers (other than Susan O’Farrell, who separated from the Company, effective April 12, 2020) in the event that their employment was terminated by the Company due to a “termination without cause” (as defined in their respective employment agreements) or by the executive for “good reason” (as defined in their respective employment agreements) on January 2, 2021. Such amounts would be payable pursuant to the terms of their agreements with the Company as described in the footnotes to the table as well as above under “Employment Agreements.”

Name	Salary and Bonus ($) (1)	Continuing Medical Coverage ($) (2)	Value of Time-Based Restricted Stock Units ($) (3)(4)	Value of Performance-Based Restricted Stock Units ($) (3)(5)	Total ($)
Mitchell B. Lewis	1,700,000	15,606	299,593	898,721	2,809,306
Alexander S. Averitt	900,000	23,987	—	—	874,488
Kelly C. Janzen	855,500	16,349	—	—	591,829

(1)For Mr. Lewis, represents two times his then-current base salary. For Mr. Averitt and Ms. Janzen, represents one year of then-current base salary plus the pro-rata portion of their annual target bonus for the performance year in which the termination occurred.

(2)Represents the cost of COBRA premiums for such named executive officer (and, if applicable, his or her dependents) to continue participation in the Company’s medical, dental, and vision plans for twelve months following termination of employment.

(3)The value of these awards was computed based on the closing price of our common stock on December 31, 2020, of $29.26.

(4)All of Mr. Lewis’s unvested time-based restricted stock units granted in 2018 would vest immediately. All of Mr. Lewis’s unvested time-based restricted stock units granted in 2019 and 2020 would be forfeited. All of Mr. Averitt’s unvested time-based restricted stock units granted in 2018, 2019 and 2020 would be forfeited. All of Ms. Janzen’s unvested time-based restricted stock units granted in 2020 would be forfeited.

(5)Mr. Lewis’s performance-based restricted stock units that were granted in 2018 would remain outstanding and vest in accordance with their terms based on the actual performance of the Company, in the same manner and at the same time as if the named executive officer remained employed by the Company. For purposes of estimating the value of these awards, we assumed the performance criteria were satisfied at target. Mr. Lewis’s performance-based restricted stock units that were granted in 2019 would be forfeited. All of Mr. Averitt’s performance-based restricted stock units would be forfeited.

Change in Control

The named executive officers are not entitled to any payments or benefits solely due to the occurrence of a change in control of the Company. Amounts payable upon certain types of termination of employment in connection with, or within 24 months following, a change in control of the Company are disclosed below under “Termination in connection with a Change in Control.”

Termination in connection with a Change in Control

The following table describes the salary, bonus, continuing medical coverage, and estimated present value of payments, unvested time-based restricted stock units, and unvested performance-based restricted stock units that would have been due to the named executive officers (other than Susan O’Farrell, who separated from the Company, effective April 12, 2020) in the event that their employment was terminated by the Company due to a “termination without cause” (as defined in their respective employment agreements) or by the executive for “good reason” (as defined in their respective employment agreements) in connection with a change in control of the Company that occurred on January 2, 2021. Such amounts would be payable pursuant to the terms of their agreements with the Company as described in the footnotes to the table below as well as above under “Employment Agreements.”

Name	Salary and Bonus ($) (1)	Continuing Medical Coverage ($) (2)	Value of Time-Based Restricted Stock Units ($) (3)(4)	Value of Performance-Based Restricted Stock Units ($) (3)(5)	Total ($)
Mitchell B. Lewis	2,550,000	23,409	4,347,217	2,581,171	9,344,875
Alexander S. Averitt	1,620,000	35,981	1,297,184	365,750	3,229,815
Kelly C. Janzen	1,539,000	24,523	2,117,868	—	3,178,256

(1)For Mr. Lewis, represents three times his then-current base salary. For Mr. Averitt and Ms. Janzen, represents two times their then-current base salary plus the pro-rata portion of their annual target bonus for the performance year in which the termination occurred.

(2)Represents the cost of COBRA premiums for such named executive officer (and, if applicable, his or her dependents) to continue participation in the Company’s medical, dental, and vision plans for eighteen months following termination of employment.

(3)The value of these awards was computed based on the closing price of our common stock on December 31, 2020, of $29.26.

(4)For Mr. Lewis and Ms. Janzen, all time-based restricted stock units would vest immediately upon termination in connection with a change in control. For Mr. Averitt, 8,333 time-based restricted stock units granted in 2019 and 36,000 time-based restricted stock units granted in 2020 would vest immediately upon termination in connection with a change in control, and 1,205 of his time-based restricted stock units granted in 2018 would be forfeited.

(5)For Mr. Lewis, outstanding 2018 RSUs would vest in accordance with their terms, and outstanding 2019 RSUs would vest immediately upon termination in connection with a change in control as if the performance criteria were satisfied based on the greater of target performance or actual performance through the employment termination date. For Mr. Averitt, outstanding 2018 RSUs would be forfeited, and outstanding 2019 RSUs would vest immediately upon termination in connection with a change in control as if the performance criteria were satisfied based on the greater of target performance or actual performance through the employment termination date.

Restrictive Covenants

Any of the Company’s obligations to make cash payments following the termination of Messrs. Lewis or Averitt’s or Ms. Janzen’s respective employment are contingent upon compliance with certain restrictive covenants contained in their employment or consulting agreements, as applicable. The restrictive covenants for Mr. Lewis, Mr. Averitt, and Ms. Janzen prohibit, during periods defined in their applicable agreement and subject to certain limited exceptions, (1) competing with the Company, (2) employing or soliciting Company employees, (3) soliciting Company vendors or customers, (4) interfering with Company relationships with its customers or vendors, and (5) disclosing or using in an unauthorized manner any of the Company’s confidential or proprietary information. These restrictive covenants generally limit the employee’s competitive activities for a period of one year following the later of the expiration or termination of employment under the employment agreement.

Other events of termination

The agreements for time-based restricted stock units granted in 2019 and 2020 under the LTIP provide for accelerated vesting of a pro-rata portion of the third “tranche” of each such award upon a qualified retirement. In addition, the agreements for performance-based restricted stock units granted in 2019 under the LTIP provide that a pro-rata portion of each such award will be retained by the participant and will vest on its original vesting date, subject to achievement of the applicable performance measures, in connection with a qualified retirement. Generally, a qualified retirement is a retirement in or following a participant’s 60th year of life, following the second anniversary of the grant date of the applicable award, when the participant has completed at least seven years of service with the Company. Retirement by Mr. Lewis, Mr. Averitt, or Ms. Janzen on January 2, 2021, would not have been a qualified retirement under the terms of any of their outstanding time-based or performance-based restricted stock unit awards.

Except as provided in these restricted stock unit agreements, in the event that any of the named executive officers’ employment is terminated due to death or disability, by the executive voluntarily (including by retirement) or without “good reason,” or by the Company “for cause,” we are only obligated to pay the executive his or her salary, fringe benefits and accrued but unused vacation through the date of termination.

Executive Officer Stock Ownership Guidelines

On May 16, 2019, the Compensation Committee established formal Company Stock Ownership Guidelines for our executive officers in order to more formally align their interests with the long-term interests of our stockholders. Under the Executive Officer Stock Ownership Guidelines, the Chief Executive Officer is expected to own shares of our common stock with a market value equal to at least five times his base salary, and each other executive officer is expected to own shares of our common stock with a market value equal to at least two times such executive officer’s base salary. If an executive officer’s stock ownership is below the applicable requirement, he or she must hold all shares of our stock, including shares received by such executive officer upon the vesting of any equity awards, until the applicable requirement is met. Shares included for purposes of determining whether an executive has met his or her stock ownership requirement include (1) shares owned outright, (2) shares held in retirement accounts, and (3) unvested time-based restricted stock.

DIRECTOR COMPENSATION FOR 2020

The following table sets forth the compensation for each member of the Board for fiscal 2020, other than Mr. Lewis, who is an employee of the Company and whose compensation is reported above in the 2020 Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($)	Total ($)
Karel K. Czanderna	65,333	60,720	—	126,053
Dominic DiNapoli	79,333	60,720	—	140,053
Kim S. Fennebresque	121,333	107,950	—	229,283
Alan H. Schumacher	93,333	60,720	—	154,053
J. David Smith	79,333	60,720	—	140,053

(1)Our directors who are not current employees of the Company are referred to as “independent directors,” and receive an annual director’s retainer fee. This retainer fee consists of both a cash component and an equity component, as further described below. Directors who are employed by the Company generally do not receive consideration for serving as directors; however, all directors, including those directors who are employed by the Company, are entitled to reimbursement for travel and out-of-pocket expenses in connection with their attendance at Board and committee meetings.

For fiscal 2020, the Board approved the following director compensation arrangements: (i) each independent director other than our Chairman of the Board would receive an annual cash retainer of $70,000 for their services as a director of the Company during fiscal 2020 and (ii) our current Chairman of the Board, Mr. Fennebresque, would receive an annual cash retainer of $130,000 for his services as Chairman and a director of the Company during fiscal 2020. In addition, the Chairperson of our Audit Committee would receive an additional annual cash retainer of $30,000, the Chairperson of our Compensation Committee would receive an additional annual cash retainer of $15,000, and the Chairperson of our Nominating and Governance Committee would receive an additional annual cash retainer of 15,000, in each case for their service as the Chairperson on such committee.

In response to the COVID-19 pandemic, in March 2020, the Board reduced the cash portions of each independent director’s annual retainer fee by 20% for the second and third quarters of fiscal 2020. Due to the Company’s strong performance during the COVID-19 pandemic, in the fourth quarter of fiscal 2020, the Company made catch-up payments equal to the difference between the original director compensation for fiscal 2020 and the reduced director compensation for two months. This was an amount equal to: (i) $4,333.34 for Mr. Fennebresque, (ii) $2,833.33 for Mr. Smith, (iii) $2,833.33 for Mr. DiNapoli, (iv) $3,333.34 for Mr. Schumacher and (v) $2,333.34 for Ms. Czanderna.

(2)Each independent director also receives an annual equity award in time-based restricted stock units. To encourage directors to have a meaningful ownership stake in the Company during their tenure on the Board, the outstanding restricted stock units vest one year from the grant date but are not delivered to the director until thirty days after the earlier of (i) such director’s retirement from the Board or (ii) ten years from the date of grant. However, given that directors are subject to stock ownership guidelines which require them to hold minimum amounts of Company stock, the Compensation Committee has determined that future restricted stock unit grants to independent directors will both vest and be settled in shares of Company stock one year from the grant date. For fiscal 2020, each independent director received $60,720 in time-based restricted stock units, and Mr. Fennebresque received an additional $47,230 in time-based restricted stock units for his service as Chairman of the Board. The amounts in this column were calculated based on the grant date fair value of our common stock, in accordance with FASB ASC Topic 718. These awards consisted of restricted stock units, granted on May 21, 2020, with a one-year vesting term, and settling at the earlier of retirement from the board of directors or ten years from the grant date. The grant date fair value may not be indicative of the ultimate value the executive may receive under these grants.

Director Stock Ownership Guidelines

On August 28, 2018, the Nominating and Governance Committee established formal Company Stock Ownership Guidelines for our non-employee directors in order to more formally align their interests with the long-term interests of our stockholders. Under the Stock Ownership Guidelines, each non-employee director is expected to own shares of common stock with a market value equal to at least three times the cash component of the annual Board retainer. Each director is expected to satisfy these guidelines (1) within five years of joining the Board or (2) by August 28, 2023, whichever is later.

AUDIT COMMITTEE REPORT
The Audit Committee is composed of independent directors as required by and in compliance with the listing standards of the NYSE. The Audit Committee operates under a written charter which is posted on the Company’s website at www.BlueLinxCo.com. The role of the Audit Committee is to assist the Board in its oversight of the integrity of the Company’s financial reporting process and compliance with legal and regulatory requirements. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. The Company’s management is responsible for the preparation, presentation, and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures; and establishing and maintaining internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and internal control over financial reporting and expressing an opinion on the conformity of those financial statements and internal control over financial reporting with United States generally accepted accounting principles and the standards of the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee held eight meetings during the year. The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Company’s independent registered public accounting firm and with the appropriate financial personnel. The Audit Committee also met privately with the independent registered public accounting firm, which has unrestricted access to the Audit Committee. The Audit Committee of the Board of Directors has reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended January 2, 2021, with management and the Company’s independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The independent registered public accounting firm has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firms’ communications with the Audit Committee concerning independence, and the Audit Committee has also discussed with the independent registered public accounting firm its independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

Based on the reports and discussions described above, the Audit Committee has recommended to the Board that the Company’s audited financial statements be included in its annual report on Form 10-K for the fiscal year ended January 2, 2021, for filing with the SEC.
Respectfully Submitted by:
The Audit Committee of the
Board of Directors:
Alan H. Schumacher, Chairman
Karel K. Czanderna
Dominic DiNapoli
Carol B. Yancey
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval or Ratification of Related Person Transactions
The charter of the Nominating and Governance Committee provides that it shall review and approve or ratify all transactions or relationships involving the Company and a Board member or an officer of the Company who is subject to Section 16 of the Exchange Act. To assist with this review process, in November 2018, the Board adopted a written policy on related person transactions for directors and executive officers that provides procedures for the review and approval or ratification of certain transactions in which a related person has or will have a direct or indirect material interest. Under our policy, a related person includes (1) directors and executive officers of the Company, (2) any beneficial owner of greater than 5% of any class of the Company’s voting securities, (3) any immediate family member of any of the foregoing or (4) any entity in which any of the foregoing acts as an officer, general partner or otherwise controls or holds a 10% ownership interest. While the policy covers related person transactions in which the amount involved exceeds $5,000, the policy provides that only related person transactions in which the amount involved exceeds $120,000 are required to be disclosed in applicable filings as required by applicable securities laws and regulations. Prior to entering into a transaction with the Company, directors and executive officers are required to advise the Corporate Secretary of any transaction that could reasonably constitute a related person transaction. In order to assist in identifying potential related person transactions, our legal department annually prepares and distributes to all directors and executive officers a written questionnaire which includes questions intended to elicit information about any related person transactions. In addition, information regarding transactions with related persons or any violation of policy, including transactions involving a potential conflict of interest in violation of our Code of Ethical Conduct, may be anonymously reported by employees through our Business Conduct and Ethics Hotline.
If a related person transaction is identified by the legal department, we present the transaction to the Nominating and Governance Committee (or, if so determined by the committee, the disinterested members of the Board) for review and approval or ratification. In evaluating related person transactions, our Nominating and Governance Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board and as individual directors. The Nominating and Governance Committee may approve a related person transaction when, in its good faith judgment, the transaction is in the best interests of the Company.
Except as set forth below, for fiscal 2020 there were no related person transactions for which disclosure was required.
D. Wayne Trousdale, the Company’s former Vice Chairman, Operating Companies, who served until April 2019, owns approximately one-third of a limited liability company that owns and leases six facilities to us. During fiscal 2019 and 2020, approximately $2.1 million and $1.9 million, respectively, in aggregate rent and related amounts was paid to the limited liability company for these properties. Mr. Trousdale’s interest in these amounts for fiscal 2019 and 2020 was approximately $0.7 million and $0.6 million, respectively.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICAL CONDUCT
To help discharge its responsibilities, our Board has adopted Corporate Governance Guidelines on significant corporate governance issues. Our Corporate Governance Guidelines also provide for an annual self-evaluation by the Board of itself and its committees to determine whether they are functioning effectively.

We also have a Code of Ethical Conduct that sets the standard for ethics and compliance for all employees and officers as well as members of our Board. Among other things, our Code of Ethical Conduct provides a procedure by which employees and others may directly or anonymously, through a secure toll-free phone number, inform our management and/or the Audit Committee of any alleged violation of our Code of Ethical Conduct, including any allegations of accounting fraud. Reporting employees are protected from retaliation and any other form of adverse action. Any amendment to or waiver of our Code of Ethical Conduct for any Board member, our Chief Executive Officer, our Chief Financial Officer as well as any other executive officer will be disclosed on our website, www.BlueLinxCo.com.

Our current Corporate Governance Guidelines was last updated in September 2019 and our current Code of Ethical Conduct was updated in August 2020. Each may be found on our website, www.BlueLinxCo.com. Additionally, our Corporate Governance Guidelines and Code of Ethical Conduct are available in print to any stockholder who requests them by writing to BlueLinx Holdings Inc., Attn: Corporate Secretary, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067.

PROHIBITION ON HEDGING AND PLEDGING

Our Insider Trading Policy prohibits all directors, officers, and employees from engaging in hedging or monetization transactions, such as collars, equity swaps, prepaid variable forwards, and exchanging funds with respect to our common stock. Those transactions allow the director, officer, or employee to continue to own covered securities but without the full risks and rewards of ownership. When that occurs, the director, officer, or employee may no longer have the same objective as other stockholders. In addition, our policy prohibits all directors, officers and employees from holding our securities in a margin account or pledging our securities as collateral for a loan or other obligation.

SUBMISSION OF STOCKHOLDER PROPOSALS
We currently expect to hold our 2022 annual meeting of stockholders in May 2022. If you wish to have a proposal considered for inclusion in next year’s proxy statement, you must submit the proposal in writing so that we receive it by December 22, 2021. Proposals should be addressed to our principal executive offices, BlueLinx Holdings Inc., Attn: Corporate Secretary, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. If you submit a proposal, it must comply with applicable laws, including Rule 14a-8 of the Exchange Act.
In addition, our bylaws provide that any stockholder wishing to nominate a candidate for director or to propose any other business at the 2022 annual meeting must give us timely written notice. This notice must comply with applicable laws and our bylaws. Copies of our bylaws are available on our website at www.BlueLinxCo.com and are available to stockholders free of charge on request to our principal executive offices, BlueLinx Holdings Inc., Attn: Corporate Secretary, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. To be timely, notice must be delivered to our Corporate Secretary before February 19, 2022, but no earlier than January 20, 2022; provided, that, in the event the date of the 2022 annual meeting is more than 30 days before or more than 60 days after the anniversary date of the Annual Meeting, notice by the stockholder must be delivered not later than the 90th day before the 2022 annual meeting or, if later, 10 days following the day on which we make public announcement of the date of such meeting. The public announcement of an adjournment or postponement of an annual meeting of stockholders will not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
DELIVERY OF PROXY MATERIALS
To reduce the expenses of delivering duplicate proxy materials to stockholders, we are relying upon SEC rules that permit us to deliver only one proxy statement and annual report to multiple stockholders who share an address, unless we receive contrary instructions from any stockholder at that address. All stockholders sharing an address will continue to receive separate proxy cards based on their registered ownership of our common stock. Any stockholder sharing such an address who does not receive an individual proxy statement and annual report may write or call us as specified below, and we will promptly send the materials to the stockholder at no cost. For future meetings, a stockholder may request separate copies of our proxy statement and annual report, or request that we only send one set of these materials if the stockholder is receiving multiple copies, by writing to the Board of Directors, in care of our Corporate Secretary, BlueLinx Holdings Inc., c/o Corporate Secretary, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067, or by telephoning the Company at 770-953-7000.

FORM 10-K
Our Form 10-K for fiscal 2020, which is part of our Annual Report to Stockholders, including the financial statements and a list of exhibits, is enclosed with this proxy statement. Copies of exhibits filed with our Form 10-K are available upon written request without charge. Requests should be sent to BlueLinx Holdings Inc., Attn: Investor Relations, 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067. They are also available, free of charge, at the SEC’s website, www.sec.gov.

Appendix A

BLUELINX HOLDINGS INC.
2021 LONG-TERM INCENTIVE PLAN
(As proposed to be effective May 20, 2021)

ARTICLE 1
ESTABLISHMENT, PURPOSE, AND DURATION

1.1 Establishment. BlueLinx Holdings Inc., a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes an equity incentive plan to be known as the BlueLinx Holdings Inc. 2021 Long-Term Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.
This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.
The Plan was adopted by the Board of Directors of the Company on March 25, 2021 contingent on the approval of the Company’s stockholders. The Plan became effective on the date the Company’s stockholders approved the Plan (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.
1.2 Purpose of this Plan. The purpose of this Plan is to provide a means whereby Employees, Directors and other service providers of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors of the Company and to provide a means whereby those individuals can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.
1.3 Duration of this Plan. Unless sooner terminated as provided herein, no Awards shall be granted under this Plan after the 10th anniversary of the Effective Date. Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of: (a) adoption of the Plan by the Board, or (b) the Effective Date.

ARTICLE 2
DEFINITIONS

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:
2.1 “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate if it results in noncompliance with Section 409A.
2.2 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.
2.3 “Award Agreement” or “Agreement” means the written or electronic agreement evidencing an Award granted to a Participant under the Plan. As determined by the Committee, each Agreement shall consist of either (i) a written agreement in a form approved by the Committee and executed on behalf of the Company by an officer duly authorized to act on its behalf, or (ii) an electronic notice of Award in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking Awards, and if required by the Committee, executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company (other than the particular Award recipient) to execute any or all Agreements on behalf the Company.
2.4 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.
2.6 “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.
2.7 “Change in Control” means any of the following events:
(a) The acquisition by any individual, entity, or group (a “Person”), including any “person” within the meaning of Exchange Act Section 13(d)(3) or 14(d)(2), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of thirty percent (30%) or more of either: (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”), or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion, or exchange privilege unless the security being so exercised, converted, or exchanged was acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this Section 2.7.
(b) Individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;
(c) Consummation of a reorganization, merger, or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which: (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be; (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, thirty percent (30%) or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, thirty percent (30%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors; and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or
(d) Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.
2.8 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.
2.9 “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. All of the members of the Committee shall be independent directors within the meaning of the NASDAQ’s or NYSE’s listing standards (as applicable). If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. If any member of the Committee does not qualify as a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, the Board shall appoint a subcommittee of the Committee, consisting of at least two members of the Board who are not also employed by the Company or any Subsidiary, to grant Awards to Insiders. References to the Committee in the Plan shall include and, as appropriate, apply to any such subcommittee.
2.10 “Company” means BlueLinx Holdings Inc., a Delaware corporation, and any successor thereto as provided in Article 20 herein.
2.11 “Director” means any individual who is a member of the Board of Directors.
2.12 “Disability” means, with respect to any ISO, a disability as determined under Code Section 22(e)(3), and with respect to any other Award, unless provided otherwise in an Award Agreement (in which case such definition shall apply for purposes of the Plan with respect to that particular Award), (i) with respect to a Participant who is eligible to participate in a program of long-term disability insurance maintained by the Company, an Affiliate or a Subsidiary, the date on which the insurer or administrator under such program of long-term disability insurance determines that the Participant is eligible to commence benefits under such program, and (ii) with respect to any Participant (including a Participant who is eligible to participate in a program of long-term disability insurance maintained by the Company, an Affiliate or a Subsidiary), the Participant’s inability, due to physical or mental incapacity, to substantially perform the Participant’s duties and responsibilities for such entity for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred twenty (120) consecutive days.
2.13 “Effective Date” has the meaning specified in Section 1.1 hereof.

2.14 “Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof.
2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto. For purposes of this Plan, references to sections of the Exchange Act shall be deemed to include references of any applicable regulations thereunder and any successor or similar provision.
2.16 “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise as provided in the Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate, provided that (i) in the case of Options and SARs, such determination shall be made in accordance with a definition of Fair Market Value that permits the Award to be exempt from Section 409A; and (ii) in the case of an Option that is intended to qualify as an ISO under Code Section 422, Fair Market Value shall be determined by the Committee in accordance with the requirements of Code Section 422. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.
2.17 “Full-Value Award” means an Award other than an Award in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.
2.18 “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.
2.19 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.
2.20 “Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Exchange Act Section 12, as determined by the Board in accordance with Exchange Act Section 16.
2.21 “Key Employee” means an Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company, determined at the time an Option is proposed to be granted.
2.22 “NASDAQ” means The NASDAQ Stock Market LLC or its successor.
2.23 “Nonemployee Director” means a Director who is not an Employee.
2.24 “Nonemployee Director Award” means any Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.
2.25 “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
2.26 “NYSE” means the New York Stock Exchange or its successor.
2.27 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.
2.28 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
2.29 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.
2.30 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.
2.31 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.32 “Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
2.33 “Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
2.34 “Period of Restriction” means the period during which Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.
2.35 “Plan” means this BlueLinx Holdings, Inc. 2021 Long-Term Incentive Plan, as amended from time to time.
2.36 “Plan Year” means the calendar year.
2.37 “Prior Plans” mean the 2004 Plan, 2006 Plan and 2016 Plan.
2.38 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.39 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8 under which no Shares are actually issued to the Participant on the date of grant.
2.40 “Section 409A” means Section 409A of the Code.
2.41 “Section 409A Award” means an Award that is not exempt from Section 409A.
2.42 “Share” means a share of common stock of the Company, no par value per share, and any other equity into which a share of common stock of the Company may be changed by reason of a recapitalization, organization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.
2.43 “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.
2.44 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.
2.45 “2004 Plan” means the BlueLinx Holdings, Inc. 2004 Long-Term Equity Incentive Plan, as amended from time to time.
2.46 “2006 Plan” means the BlueLinx Holdings, Inc. 2006 Long-Term Equity Incentive Plan, as amended from time to time.
2.47 “2016 Plan” means the BlueLinx Holdings, Inc. 2016 Long-Term Equity Incentive Plan, as amended from time to time.

ARTICLE 3
ADMINISTRATION

3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.
3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Award Agreement, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate. With respect to all purposes of the Plan, including but not limited to, the operation and administration of the Plan, the Committee shall be authorized to act on behalf of all Subsidiaries and Affiliates.
3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company and/or its Subsidiaries and Affiliates, or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees or other service providers to be recipients of Awards; or (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.
3.4 Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee, including without limitation, provisions related to the consequences of termination of employment. A copy of such Award Agreement shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign (or otherwise acknowledge receipt of) a copy of the Award Agreement or a copy of a notice of grant.
3.5 Minimum Vesting Requirement. Notwithstanding anything herein to the contrary, each equity-based Award shall vest no earlier than the first anniversary of the date of grant of the Award; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, (ii) Shares delivered in lieu of fully vested cash obligations, (iii) Awards to Nonemployee Directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the Share Authorization, as the Share Authorization may be increased pursuant to Sections 4.1, Section 4.2 and 4.3; and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including but not limited to in cases of retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise.

ARTICLE 4
SHARES SUBJECT TO THIS PLAN AND MAXIMUM AWARDS

4.1 Number of Shares Available for Awards.
(a) Subject to adjustment as provided in this Section 4.1, Section 4.2 and in Section 4.3, the maximum number of Shares available for issuance pursuant to Awards under the Plan is 750,000, less one share for every one share that was subject to an award granted after March 25, 2021 under the 2016 Plan (the “Share Authorization”). No further grants shall be made under the 2016 Plan after the Effective Date, and all remaining shares available for issuance under the 2016 Plan shall be cancelled on the Effective Date; provided, however, if the stockholders do not approve the Plan at the 2021 annual stockholders meeting, the 2016 Plan shall continue in effect and grants may continue to be made under the 2016 Plan. No additional awards have been granted under the 2004 Plan and 2006 Plan after the record date for the Company’s 2016 annual stockholder meeting and all remaining shares available for grant under the 2004 Plan and 2006 Plan were cancelled at that time. Outstanding awards under the Prior Plans shall continue to be to be governed by the Prior Plans and the agreements under which they were granted.
(b) The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be one hundred thousand (100,000) Shares.
4.2 Share Usage. Shares covered by an Award shall be counted as used and deducted from the Share Authorization as of the date of grant. Each Option, Stock Appreciation Right, share of Restricted Stock, each Restricted Stock Unit that may be settled in Shares, each Cash-Based Award that may be settled in Shares, and each Other Stock-Based Award that may be settled in Share shall be counted as one Share subject to an Award and deducted from the Share Authorization. Each Performance Share or Performance Unit that may be settled in Shares shall be counted as one Share subject to an Award, based on the number of Shares that would be paid under the Performance Share or Performance Unit for achievement of target performance, with such number deducted from the Share Authorization as of the date of grant. If such a Performance Share or Performance Unit is denominated as a dollar amount, the number of Shares that would be paid under the Award for achievement of target performance shall be determined by dividing such dollar amount at the date of grant by the Fair Market Value of a Share at the date of grant. In the event that the Award of Performance Shares or Performance Units is later settled based on above-target performance, the additional number of Shares corresponding to the above-target performance shall be deducted from the Share Authorization at the time of such settlement; in the event that the Award is later settled based on below-target performance, the difference between the number of Shares awarded based on the below-target performance and the number previously deducted from the Share Authorization based on the target performance shall be added back to the Share Authorization. Performance Shares, Performance Units and other Awards that may not be settled in Shares shall not result in a deduction from the Share Authorization.
Any Shares related to Awards under this Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be added back to the Share Authorization and shall again be available for grant under the Plan. Any Shares related to Awards under a Prior Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be added to the Share Authorization and shall be available for grant under the Plan. If the tax withholding obligation under a Full-Value Award granted under the Plan or a Prior Plan is satisfied by the Company retaining Shares or by the Participant tendering Shares (either by actual delivery or attestation) on or after the Effective Date, the number of Shares so retained or tendered shall be available for Awards under the Plan and shall be added to the Share Authorization. Notwithstanding anything herein to the contrary, if the tax withholding obligation under an Option or SAR granted under the Plan or a Prior Plan or the exercise price for an Option or SAR granted under the Plan or a Prior Plan is satisfied by the Company retaining Shares or by the Participant tendering Shares (either by actual delivery or attestation) on or after the Effective Date, the number of Shares so retained or tendered shall be deemed delivered and shall not be available for Awards under the Plan and shall not be added to the Share Authorization. Any Shares that were subject to a stock-settled SAR granted under the Plan or a Prior Plan that were not issued upon the exercise of such SAR on or after the Effective Date shall not be available for Awards under the Plan and shall not be added to the Share Authorization. Any Shares that were purchased by the Company on the open market on or after the Effective Date with the proceeds from the exercise of an Option or SAR granted under the Plan or a Prior Plan shall not be available for Awards under the Plan and shall not be added to the Share Authorization.

4.3 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and class of stock or other securities that may be issued under this Plan or under particular forms of Awards, the number and class of stock or other securities subject to outstanding Awards and which have not been issued or transferred under outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, and other value determinations applicable to outstanding Awards.
The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods.
It is intended that, if possible, any adjustment contemplated above shall be made in a manner that satisfies applicable legal requirements as well as applicable requirements with respect to taxation (including, without limitation and as applicable in the circumstances, Code Section 424 and Section 409A) and accounting (so as to not trigger any charge to earnings with respect to such adjustment). The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
Subject to the provisions of Article 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Section 409A and Code Sections 422 and 424, as and where applicable.

ARTICLE 5
ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees and Directors as well as other consultants or independent contractors who provide bona fide services to the Company or a Subsidiary not in connection with the offer or sale of securities in a capital raising transaction.
5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law, and the amount of each Award.

ARTICLE 6
STOCK OPTIONS

6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion, provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424). However, an Employee who is employed by an Affiliate and/or Subsidiary may only be granted Options to the extent the Affiliate and/or Subsidiary is part of: (i) the Company’s controlled group of corporations, or (ii) a trade or business under common control, as of the date of grant as determined within the meaning of Code Section 414(b) or 414(c), and substituting for this purpose ownership of at least fifty percent (50%) of the Affiliate and/or Subsidiary to determine the members of the controlled group of corporations and the entities under common control.
6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. Dividend equivalents shall not be paid with respect to Options.
6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, that the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant; provided, further, that the Option Price for any ISO granted to a Key Employee must be at least equal to one hundred and ten percent (110%) of the FMV of the Shares determined on the date of grant.
6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of the date of grant; provided that no ISO granted to a Key Employee shall be exercisable later than the fifth (5th) anniversary of the date of grant.

Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee has the authority to grant Nonqualified Stock Options that have a term greater than ten (10) years.
6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which conditions and restrictions need not be the same for each grant or for each Participant.
6.6 Limitation on Amount of Incentive Stock Options Granted. Options shall be treated as Incentive Stock Options only to the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options are exercisable for the first time by any option holder during any calendar year (whether under the terms of the Plan or any other stock option plan of the Company or of its parent or any subsidiary corporation) is $100,000 or less. To the extent that such aggregate Fair Market Value exceeds $100,000, the Options shall be treated as Nonqualified Stock Options in the order required by Treasury Regulations under Code Section 422. Fair Market Value shall be determined as of the time the Option with respect to such stock is granted. Solely for purposes of determining the limit on Incentive Stock Options that may be granted under the Plan, the provisions of Section 4.2 that replenish the Share Authorization shall only be applied to the extent permitted by Code Section 422 and the regulations promulgated thereunder.
6.7 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b), and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion. Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in U.S. dollars.
6.8 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.
6.9 Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.
6.10 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

ARTICLE 7
STOCK APPRECIATION RIGHTS

7.1 Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. However, an Employee who is employed by an Affiliate and/or Subsidiary may only be granted SARs to the extent the Affiliate and/or Subsidiary is: (i) part of the Company’s controlled group of corporations, or (ii) a trade or business under common control, as of the date of grant as determined within the meaning of Code Section 414(b) or 414(c) and substituting for this purpose ownership of at least fifty percent (50%) of the Affiliate and/or Subsidiary to determine the members of the controlled group of corporations and the entities under common control.
Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs. Dividend equivalents shall not be paid with respect to SARs.

The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, that the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.
7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.
(a) The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.
(b) SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
7.3 Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by
(b) The number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.
7.4 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
7.5 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

ARTICLE 8
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.
8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.
8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.
Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.
8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3 or Section 21.4, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion: The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the BlueLinx Holdings Inc. 2021 Long-Term Incentive Plan, and in the associated Award Agreement. A copy of this plan and such Award Agreement may be obtained from BlueLinx Holdings Inc.

8.5 Voting Rights. Unless otherwise determined by the Committee or set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, a Participant who receives an Award of Restricted Stock shall have (during and after the Restriction Period) with respect to such Award all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive dividends and other distributions to the extent, if any, such shares possess such rights; provided, however, that (i) any dividends and other distributions payable on such shares of Restricted Stock during the Restriction Period shall be either automatically reinvested in additional shares of Restricted Stock or paid to the Company for the account of the Participant, in either case subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividends and other distributions shall be included in the Award Agreement related to the Award and shall, to the extent required, comply with the requirements of Section 409A. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts (again, provided that all such terms shall, to the extent required, comply with Section 409A). A Participant receiving a Restricted Stock Unit Award shall not possess voting rights and shall accrue dividend equivalents on such Restricted Stock Units only to the extent provided in the Award Agreement relating to the Award; provided, however, that (i) any dividend equivalents payable on such Restricted Stock Unit Award shall be subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividend equivalents shall be included in the Award Agreement related to the Award and shall, to the extent required, comply with the requirements of Section 409A.
8.6 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
8.7 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

ARTICLE 9
PERFORMANCE UNITS/PERFORMANCE SHARES

9.1 Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.
9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.
9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
9.5 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
9.6 Dividends and Other Distributions. A Participant receiving Performance Shares or Performance Units shall not possess voting rights. A Participant receiving Performance Shares or Performance Units or any other Award that is subject to performance conditions shall accrue dividend equivalents on such Award only to the extent provided in the Award Agreement relating to the Award; provided, however, that (i) any dividend equivalents payable on such Performance Shares or Performance Units shall be subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividend equivalents shall be included in the Award Agreement related to the Award and shall, to the extent required, comply with the requirements of Section 409A.

ARTICLE 10
CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS

10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.
10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.
10.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines. Notwithstanding the foregoing, where the value of such an Award is based on the difference in the value of a Share at different points in time, the grant or exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant unless the Award is granted in replacement for an award previously granted by an entity that is assumed by the Company in a business combination, provided that the Committee determines that such Award preserves the economic benefit of the replaced award and is either exempt from or in compliance with the requirements of Section 409A.
10.5 Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in an agreement entered into with each Participant, need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
10.6 Dividend Equivalents. A Participant receiving a Cash-based or Other Stock-Based Award shall accrue dividend equivalents on such Award only to the extent provided in the Award Agreement relating to the Award; provided, however, that (i) that any dividend equivalents payable on such Award shall be subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividend equivalents shall be included in the Award Agreement related to the Award and shall, to the extent required, comply with the requirements of Section 409A.

ARTICLE 11
TRANSFERABILITY OF AWARDS

11.1 Transferability. Except as provided in Section 11.2 below, no Award granted under the Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than upon the Participant’s death, to a beneficiary in accordance with Article 12 or by will or the laws of descent and distribution. Each Option and SAR outstanding to a Participant may be exercised during the Participant’s lifetime only by the Participant or his or her guardian or legal representative (provided that ISOs may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder. No Award shall be subject, in whole or in part, to attachment, execution, or levy of any kind. Any purported transfer in violation of this Section 11.1 shall be null and void.
11.2 Committee Action. The Committee may, in its discretion, determine that notwithstanding Sections 11.1 and 11.3, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).
11.3 Domestic Relations Orders. Without limiting the generality of Section 11.1, no domestic relations order purporting to authorize a transfer of an Award shall be recognized as valid.

ARTICLE 12
PERFORMANCE MEASURES

12.1 In General. The Committee may, in its discretion, include performance objectives in any Award. The Committee may provide for a threshold level of performance below which no amount of compensation will be paid, and it may provide for the payment of differing amounts of compensation for different levels of performance.
12.2 Performance Measures. If the Committee makes an Award subject to a particular performance objective, the Committee shall adopt or confirm a written definition of that performance objective at the time the performance objective is established. Performance Measures may be related to a specific customer or group of customers or geographic region. The form of the Performance Measures may be measured on a Company, Subsidiary, and/or Affiliate, division, business unit, service line, segment or geographic basis or any combination thereof. Performance Measures may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or published or special indexes or other external measures of the selected Performance Measures. If the Committee specifies more than one individual performance objective for a particular Award, the Committee shall also specify, in writing, whether one, all or some other number of such objectives must be attained.
12.3 Evaluation of Performance. For each Award that has been made subject to a performance objective, within an administratively practicable period following the end of each Performance Period, the Committee shall determine whether the performance objective for such Performance Period has been satisfied. If a performance objective for a Performance Period is not achieved, the Committee in its sole discretion may pay all or a portion of that Award based on such criteria as the Committee deems appropriate, including without limitation individual performance, Company-wide performance or the performance of the specific division, Subsidiary, Affiliate, department, region, or function employing the Participant
In determining whether any performance objective has been satisfied, the Committee may include or exclude any or all items that are unusual or non-recurring, including but not limited to (i) charges, costs, benefits, gains or income associated with reorganizations or restructurings of the Company, any Subsidiary, any Affiliate, discontinued operations, goodwill, other intangible assets, long-lived assets (non-cash), real estate strategy (e.g., costs related to lease terminations or facility closure obligations), litigation or the resolution of litigation (e.g., attorneys’ fees, settlements or judgments), or currency or commodity fluctuations; and (ii) the effects of changes in applicable laws, regulations or accounting principles. In addition, the Committee may adjust any performance objective for a Performance Period as it deems equitable to recognize unusual or non-recurring events affecting the Company, any Subsidiary, or any Affiliate, changes in tax laws or regulations or accounting procedures, mergers, acquisitions and divestitures, or any other factors as the Committee may determine. To the extent that a performance objective is based on the price of a Share, then in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or any other corporate transaction having an effect similar to any of the foregoing, the Committee shall make or provide for such adjustments in such performance objective as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants.

ARTICLE 13
NONEMPLOYEE DIRECTOR AWARDS

The Board or Committee shall determine all Awards to Nonemployee Directors. The terms and conditions of any grant to any such Nonemployee Director shall be set forth in an Award Agreement. Notwithstanding any provision in the Plan to the contrary, the aggregate amount of all compensation granted to any Nonemployee Director during any calendar year, including any Awards (based on grant date fair value computed as of the date of grant in accordance with applicable financial accounting rules) and any cash retainer or meeting fee paid or provided for service on the Board or any committee thereof, or any Award granted in lieu of any such cash retainer or meeting fee, shall not exceed $700,000.

ARTICLE 14
RESTRICTIONS ON DIVIDENDS AND DIVIDEND EQUIVALENTS

Notwithstanding anything herein to the contrary, dividend equivalents shall not be paid with respect to any Award of Options or SARs. Dividends and dividend equivalents with respect to a Restricted Stock Award, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Awards or Other Stock-Based Award shall be subject to the same vesting requirements as the underlying Award; in no event shall dividends or dividend equivalents be paid on any such Award prior to the date on which such Award has become vested.

ARTICLE 15
BENEFICIARY DESIGNATION

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, and, if no surviving spouse, by the Participant’s executor, administrator, or legal representative.

ARTICLE 16
RIGHTS OF PARTICIPANTS

16.1 Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or service as a consultant or independent contractor for any specified period of time.
Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.
16.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

16.3 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 17
TERMINATION OF EMPLOYMENT, BLACKOUT AND CHANGE IN CONTROL

17.1 Termination of Employment. Except as specified in the applicable Award Agreement or otherwise provided by the Committee, if a Participant ceases to be an Employee or Director of, or to otherwise perform services for, the Company, its Subsidiaries and Affiliates for any reason (i) all of the Participant’s Options and Stock Appreciation Rights that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the Options or SARs, (ii) all of the Participant’s Options and Stock Appreciation Rights that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation, and (iii) all of the Participant’s Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Cash-Based Awards and Other Stock-Based Awards that were not vested on the date of such cessation shall be forfeited immediately upon such cessation. The Committee may, in its sole discretion and in such manner as it may from time to time prescribe (including, but not by way of limitation, in granting an Award or in an individual employment agreement, severance plan or individual severance agreement), provide that a Participant shall be eligible for a full or prorated Award in the event of a cessation of the Participant’s service relationship with the Company, its Subsidiaries and Affiliates. With respect to Awards that are subject to one or more performance objectives, the Committee may, in its sole discretion, provide that any such full or prorated Award will be paid prior to when any or all such performance objectives are certified (or without regard to whether they are certified) in the event of a cessation of the Participant’s service relationship with the employer. The Committee may, in its sole discretion, and to the extent applicable, in accordance with the provisions of Section 409A, determine (i) whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of employment for purposes of this Plan, and (ii) the impact, if any, of any such leave on outstanding Awards under the Plan.
17.2 Special Rule for Company Blackout Periods. The Company has established a securities trading policy (the “Policy”) relative to disclosure and trading on inside information as described in the Policy. Under the Policy, certain Employees and Directors of the Company are prohibited from trading stock or other securities of the Company during certain “blackout periods” as described in the Policy. If, under the above provisions or the terms of the applicable Agreement, the last date on which an Option or Stock Appreciation Right can be exercised falls within a blackout period imposed by the Policy, the applicable exercise period shall automatically be extended by this Section 17.2 by a number of days equal to the number of United States business days that the applicable blackout period is in effect. The Committee shall interpret and apply the extension automatically provided by the preceding sentence to ensure that in no event shall the term of any Option or Stock Appreciation Right expire during an imposed blackout period.
17.3 Change in Control. The Committee may, in its sole discretion and in such manner as it may from time to time prescribe (including, but not by way of limitation, in granting an Award or in an individual employment agreement, severance plan or individual severance agreement), provide that any time-based vesting requirement applicable to an Award shall be deemed satisfied in full or in part in the event that both a Change in Control and a cessation of the Participant’s service relationship with the Company, its Subsidiaries and its Affiliates occurs or if the surviving entity in such Change in Control does not assume or replace the Award in the Change in Control. With respect to Awards that are subject to one or more performance objectives, the Committee may, in its sole discretion, provide that in the event of a Change in Control any such Award will be paid under the provisions of this Article 17 prior to when any or all such performance objectives are certified (or without regard to whether they are certified) based on actual performance achieved, pro-rata of target based on the elapsed portion of the performance period, or a combination of both actual and pro-rata.
In the event of a Change in Control, the Committee, in its discretion, may cancel all or certain types of outstanding Awards at or immediately prior to the time of the Change in Control provided that the Committee either (i) provides that the Participant is entitled to a payment (in cash or shares) equal to the value of the portion of the Award that would be vested upon the Change in Control, as determined below and to the extent there is any such value, or (ii) at least 15 days prior to the Change in Control (or, if not feasible to provide 15 days’ notice, within a reasonable period prior to the Change in Control), notifies the Participant that, subject to rescission if the Change in Control is not successfully completed within a certain period, the Award will be terminated and, if the Award is an Option, Stock Appreciate Right or similar right, provides the Participant the right to exercise the portion of the Option, Stock Appreciation Right or similar right that would be vested upon the Change in Control prior to the Change in Control. For purposes of this provision, the value of the Award that would be vested upon the Change in Control shall be measured as of the date of the Change in Control and shall equal the value of the cash, shares or other property that would be payable to the Participant for such vested Award (or, if the Award is an Option, Stock Appreciation Right or similar right, upon exercise of the vested Award) less the amount of any payment required to be tendered by the Participant upon such exercise). The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash settlement and, in the case of Options, Stock Appreciation Rights or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the per share amount payable upon or in respect of such event over the exercise price of such Option, Stock Appreciation Right or similar right and may cancel each Option, Stock Appreciation Right or similar right with an exercise price greater than the per share amount payable upon or in respect of such event without any payment to the person holding such Option, Stock Appreciation Right or similar right. For example, under this provision, in connection with a Change in Control, the Committee may cancel all outstanding Options in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to the Change in Control if their vested Options had been fully exercised immediately prior to such Change in Control, less the aggregate Option Price that would have been payable therefor, or if the amount that would have been payable to the Option holders pursuant to such Change in Control if their vested Options had been fully exercised immediately prior thereto would be less than the aggregate Option Price that would have been payable therefor, the Committee can cancel any or all such Options for no consideration or payment of any kind. Payment of any amount payable pursuant to this cancellation provision may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.
Any actions taken under this Section 17.3 shall be valid with respect to a Section 409A Award only to the extent that such action complies with Section 409A.

ARTICLE 18
AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION

18.1 Amendment, Modification, Suspension, and Termination. Subject to Section 18.3, the Board or the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that without the prior approval of the Company’s stockholders and except as provided in Section 4.3, no Option or SAR may be (i) amended to reduce the Option Price or the Grant Price thereof, as applicable; (ii) cancelled in exchange for the grant of any new Option or SAR with a lower Option Price or Grant Price, as applicable; or (iii) cancelled in exchange for cash, other property or the grant of any new Award at a time when the Option Price of the Option or the Grant Price of the SAR is greater than the current Fair Market Value of a Share, and no amendment of this Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule. With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, and termination of the Plan, the Board and the Committee shall be authorized to act on behalf of all Subsidiaries and Affiliates.
18.2 Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
18.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 18.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan unless such action is required by applicable law or any listing standards applicable to the Shares or the affected Participant consents to such action in writing.
18.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A), and to the administrative regulations and rulings promulgated thereunder.

ARTICLE 19
WITHHOLDING

19.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
19.2 Share Withholding. Except as otherwise determined by the Committee or provided in an Award Agreement:
(a) With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares or Performance Unites or upon any other taxable event arising as a result of an Award granted hereunder, unless other arrangements are made with the consent of the Committee, Participants shall satisfy the withholding requirement by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to not more than the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates (or any greater rate that will not result in adverse accounting or tax treatment as determined by the Committee). All such withholding arrangements shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
(b) A Participant may elect to deliver Shares to satisfy, in whole or in part, the withholding requirement. Such an election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The Fair Market Value of the shares to be delivered will be determined as of the date the amount of tax to be withheld is determined. Such delivery must be made subject to the conditions and pursuant to the procedures established by the Committee with respect to the delivery of Shares in payment of the corresponding Option Price or Grant Price.

ARTICLE 20
SUCCESSORS

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 21
GENERAL PROVISIONS

21.1 Forfeiture Events/Clawback. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries. In addition, all Awards under the Plan (and payments and Shares in settlement of Awards) are subject to clawback by the Company to the extent provided in any policy adopted by the Board including any policy adopted to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
21.2 Whistleblower Protection. Nothing contained in this Plan or any Award Agreement (i) shall be deemed to prohibit any Participant from responding to a subpoena or order of a court or other governmental authority to testify or give evidence or engaging in conduct otherwise protected by the Sarbanes-Oxley Act; (ii) shall be deemed to prohibit any Participant from providing truthful information in good faith to any federal, state, or local governmental body, agency, or official investigating an alleged violation of any antidiscrimination or other employment-related law or otherwise gathering information or evidence pursuant to any official investigation, hearing, trial, or proceeding; (iii) is intended in any way to intimidate, coerce, deter, persuade, or compensate any Participant with respect to providing, withholding, or restricting any communication whatsoever to the extent prohibited under 18 U.S.C. §§ 201, 1503, or 1512 or under any similar or related provision of state or federal law; and (iv) is intended to require any Participant to provide notice to the Company, any Affiliate or any Subsidiary or an attorney of any such entity before reporting any possible violations of federal law or regulation to any governmental agency or entity (“Whistleblower Disclosures”) or to provide notice to the Company, any Affiliate, or any Subsidiary or any attorney of any such entity after any Participant has made any such Whistleblower Disclosures.
21.3 Transfer of Employee. The transfer of an Employee from the Company to a Subsidiary or Affiliate, from a Subsidiary or Affiliate to the Company, or from one Subsidiary or Affiliate to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an Employee is placed on military, disability or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship. If an Employee’s employment or other service relationship is with a Subsidiary or Affiliate and that entity ceases to be a Subsidiary or Affiliate, a termination of employment shall be deemed to have occurred when the entity ceases to be a Subsidiary or Affiliate unless the Employee transfers his or her employment or other service relationship to the Company or its remaining Subsidiaries and Affiliates.
21.4 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
21.5 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
21.6 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
21.7 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such Award may be exercised in whole or in part (as applicable), no such Award may be paid out (as applicable) and no shares may be issued pursuant to such Award (as applicable) unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any listing standards applicable to the Shares and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable state, federal and foreign laws (including, without limitation and if applicable, the requirements of the Securities Act of 1933), and any applicable requirements of any securities exchange or similar entity.
21.8 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:
(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
21.9 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
21.10 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
21.11 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:
(a) Determine which Affiliates and Subsidiaries shall be covered by this Plan.
(b) Determine which Employees and/or Directors outside the United States are eligible to participate in this Plan.
(c) Modify the terms and conditions of any Award granted to Employees and/or Directors outside the United States to comply with applicable foreign laws.

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.11 by the Committee shall be attached to this Plan document as appendices.
(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
21.12 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which the Shares are traded.
21.13 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
21.14 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
21.15 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
21.16 Section 409A. At all times, this Plan shall be interpreted and operated (i) with respect to Section 409A Awards in accordance with the requirements of Section 409A, and (ii) to maintain the exemptions from Section 409A of Options, SARs and Restricted Stock and any Awards designed to meet the short-term deferral exception under Section 409A unless any such Award is clearly intended to be a Section 409A Award. To the extent there is a conflict between the provisions of the Plan relating to compliance with Section 409A and the provisions of any Agreement issued under the Plan, the provisions of the Plan control. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to a Section 409A Award to the extent such discretionary authority would conflict with Section 409A. In addition, to the extent required to avoid a violation of the applicable rules under Section 409A by reason of Section 409A(a)(2)(B)(i), any payment under a Section 409A Award shall be delayed until the earliest date of payment that will result in compliance with the rules of Section 409A(a)(2)(B)(i) (regarding the required six-month delay for distributions to specified employees that are related to a separation from service). To the extent that a Section 409A Award provides for payment upon the recipient’s termination of employment as an Employee, termination of services as a consultant or independent contractor, or cessation of service as a Director, the Section 409A Award shall be deemed to require payment upon the individual’s “separation from service” within the meaning of Section 409A. To the extent any provision of this Plan or an Agreement would cause a payment of a Section 409A Award to be made because of the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Section 409A. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control. To the extent that this Plan or a Section 409A Award provides for payment upon the recipient’s disability, then such payment shall not be made unless the recipient’s disability also constitutes disability within the meaning of Section 409A(a)(2)(C). Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a disability (and other Participant rights that are tied to a disability, such as vesting, shall not be affected by the prior sentence). Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a disability. To the extent an Award is a Section 409A Award and is subject to a substantial risk of forfeiture within the meaning of Section 409A (or will be granted upon the satisfaction of a condition that constitutes such a substantial risk of forfeiture), any compensation due under the Award (or pursuant to a commitment to grant an Award) shall be paid in full not later than the 60th day following the date on which there is no longer such a substantial risk of forfeiture with respect to the Award (and the Participant shall have no right to designate the year of the payment), unless the Committee shall clearly and expressly provide otherwise at the time of granting the Award. In the event that an Award shall be deemed not to comply with Section 409A, then none of the Company, the Board, the Committee or its or their designees or agents, nor any of their affiliates, assigns or successors (each a “protected party”) shall be liable to any Participant or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party.
21.17 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
21.18 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.
21.19 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.
21.20 Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute.
The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

BlueLinx
America's Building Products Distributor

BLUELINX HOLDINGS INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
PO BOX 1342
BRENTWOOD, NY 11717

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D51656-P53521 — KEEP THIS PORTION FOR YOUR RECORDS

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BLUELINX HOLDINGS INC.

The Board of Directors recommends you vote FOR all of the following director nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Karel K. Czanderna
02) Dominic DiNapoli
03) Kim S. Fennebresque
04) Mitchell B. Lewis
05) J. David Smith
06) Carol B. Yancey

The Board of Directors recommends you vote FOR proposals 2 through 4.

	For	Against	Abstain
2. Proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal 2021.	☐	☐	☐
3. Proposal to approve the BlueLinx Holdings Inc. 2021 Long-Term Incentive Plan.	☐	☐	☐
4. Proposal to approve the non-binding, advisory resolution regarding the executive compensation described in the proxy statement.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document and Notice and Proxy Statement are available at www.proxyvote.com.

D51657-P53521

BLUELINX HOLDINGS INC.
Annual Meeting of Stockholders
May 20, 2021, 11:00 A.M. Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Shyam K. Reddy and Mitchell B. Lewis, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and vote, as designated below, all of the shares of stock of BlueLinx Holdings Inc. held of record by the undersigned on March 25, 2021, at the Annual Meeting of Stockholders of BlueLinx Holdings Inc. to be held at the Hyatt Regency Hotel, 2999 Windy Hill Road, Marietta, Georgia 30067 on May 20, 2021, at 11:00 a.m. Eastern Time, and at any and all adjournments or postponements thereof.

The Board of Directors recommends voting FOR each of the nominees for director in Proposal 1, and FOR Proposals 2 through 4. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made when the duly executed proxy is returned, this proxy will be voted FOR all the Board's nominees for director in Proposal 1, and FOR Proposals 2 through 4.

The undersigned understands that this proxy confers discretionary authority with respect to the matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned.

Continued and to be signed on reverse side